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                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                          XINHUA FINANCE MEDIA LIMITED

                                  AS BORROWER,

                        THE SUBSIDIARIES OF THE BORROWER
                     FROM TIME TO TIME GUARANTORS HEREUNDER

                                 AS GUARANTORS,

                     PATRIARCH PARTNERS MEDIA HOLDINGS, LLC

                                   AS LENDER,

                                       AND

                     PATRIARCH PARTNERS AGENCY SERVICES, LLC

                                    AS AGENT

                         DATED AS OF SEPTEMBER 20, 2006

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     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 20, 2006, among XINHUA FINANCE MEDIA LIMITED, a Cayman Islands limited company (the "Borrower"), the Subsidiaries of the Borrower that from time to time become guarantors hereunder (collectively, the "Guarantors"), PATRIARCH PARTNERS MEDIA HOLDINGS, LLC, a Delaware limited liability company (the "Lender"; and, together with any other Persons from time to time lenders under this Agreement, the "Lenders"), and PATRIARCH PARTNERS AGENCY SERVICES, LLC, a Delaware limited liability company ("PPAS"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     WHEREAS, Borrower has purchased certain assets and desires to purchase certain additional assets, all set forth on Annex A (the "Media Assets") from the sellers set forth on Annex A (collectively, the "Sellers");

     WHEREAS, the Borrower has requested and Lenders have agreed to finance the working capital and general corporate purposes of the Borrower, but only upon the terms and conditions set forth in this Agreement;

     WHEREAS, each Guarantor is willing to guaranty all of the obligations of the Borrower under the Credit Documents on the terms and conditions set forth in the Guaranty (as defined herein), and is willing to secure its guaranty obligations by granting to the Agent, for the benefit of the Agent and the Lenders, security interests in and liens upon certain of its property; and

     NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                 Defined Terms

               Section 1.1 Definitions. As used in this Agreement, including, without limitation, the preamble, recitals, exhibits and schedules hereto, the following terms have the meanings stated:

     "Accreting Interest" has the meaning stated in Section 2.7(a).

     "Action" against a Person means an action, suit, litigation, arbitration, investigation, complaint, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against or affecting the Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Body.

     "Affiliate" of a Person means any other Person (a) that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of equity Security or other similar interests of the Person or any of its Subsidiaries or (c) 5% or more of the equity Securities of which is directly

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     or indirectly beneficially owned or held by the Person or any of its
     Subsidiaries. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, agreement or otherwise. Notwithstanding the foregoing, no Lender or any Affiliate of any Lender shall be an Affiliate of the Parent, the Borrower or any of their Subsidiaries.

     "Affiliate Assignee" means any Affiliate of any Lender or any Related Fund (any two or more Related Funds being treated as a single Affiliate Assignee for all purposes hereof); provided, neither Borrower nor any Affiliate of the Borrower shall be an Affiliate Assignee.

     "Agent" means initially PPAS and thereafter any successor Agent appointed pursuant to Section 9.8.

     "Aggregate Amounts Due" has the meaning stated in Section 2.15.

     "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

     "Amendment Date" means September 20, 2006.

     "Applicable Margin" means 2.75%.

     "Articles of Association" means the Amended and Restated Articles of Association of the Borrower.

     "Asset Sale" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of the businesses of the Borrower or any of its Subsidiaries, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Subsidiary of the Borrower, but excluding (i) inventory (or other assets) sold or leased in the ordinary course of business and (ii) disposals of obsolete, worn out or surplus property.

     "Assignee" means an Affiliate Assignee or an Eligible Assignee.

     "Assignment Agreement" has the meaning stated in Section 10.4(b).

     "Assignment Fee" has the meaning stated in Section 10.4(b).

     "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an office), chief executive officer, president


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     or one of its vice presidents (or the equivalent thereof), and such
     Person's chief financial officer or treasurer.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "Borrower" has the meaning stated in the Preamble of this Agreement.

     "Borrower Common Shares" means common shares in the capital of the Borrower, par value $0.001.

     "Borrowing" means the making of any Loan.

     "Borrowing Date" means the date of a Borrowing.

     "Bridge Loan" means the loan dated March 2, 2006 in the principal amount of $2,000,000 from Xinhua Financial Network Limited to Borrower.

     "Business Day" means a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York, Charlotte, North Carolina, Hong Kong, or Tokyo, Japan, are authorized or required by law or other governmental action to close and a day on which dealings are carried on for deposits in Dollars by and among banks in the London interbank market.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

     "Cash" means money, currency or a credit balance in any Deposit Account.

     "Cash Interest" has the meaning stated in Section 2.7(a).

     "Change of Control" means any one or more of the following events:

          (i) Any individual, corporation, partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert (other than any Lender, any Affiliate of any Lender, the Parent or any of its Subsidiaries) becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act of securities of the Borrower possessing either (A) fifty percent (50%) or


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     more of the voting power for the election of directors of the Borrower or
     (B) fifty percent (50%) or more in value of the outstanding equity securities (or the right to acquire thirty (50%) per cent or more) of the Borrower;

          (ii) There shall be consummated any consolidation, merger, or other business combination involving the Borrower or the securities of the Borrower in which (A) holders of voting securities of the Borrower immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Borrower (or, if the Borrower does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Borrower (or such other surviving corporation) or (B) holders of equity securities of the Borrower immediately prior to such consummation own, as a group, immediately after such consummation, equity securities of the Borrower (or, if the Borrower does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the equity securities of the Borrower (or such other surviving corporation);

          (iii) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of assets representing all or substantially all of the assets of the Borrower (on a consolidated basis) to a party which is not controlled by or under common control with the Borrower either before or after such transaction or series of related transactions; or

          (iv) The Parent ceases to possess total voting power of the outstanding equity securities of the Borrower sufficient to elect a majority of the members of the board of directors of the Borrower.

     "Closing Date" means the date on which the Term Loan is made.

     "Closing Date Certificate" has the meaning stated in Section 3.1(e).

     "Collateral" has the meaning stated in the Security Agreement.

     "Collateral Documents" means the Security Agreement, the Pledge Agreement, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents (including, without limitation, all UCC financing statements) in order to grant to the Agent, for the benefit of the Lenders, a Lien on any property of that Credit Party as security for the Obligations.

     "Commitment Period" means the period from the date of this Agreement to but excluding April 15, 2006.

     "Commitments" means the Term Loan Commitments.


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     "Consents" means any approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any Governmental Body or other Person.

     "Conversion Price" means the Initial Conversion Price, as may be adjusted in accordance with Section 2.13 herein.

     "Contract Rate" has the meaning stated in Section 10.14(a).

     "Credit Document" means any of this Agreement, the Term Notes (if any), the Collateral Documents, the Guaranty, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agent or any Lender in connection herewith.

     "Credit Party" means each Person (other than the Agent or any Lender or any Affiliate or representative thereof) from time to time party to a Credit Document.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     "Default Rate" means LIBOR plus 8.0% per annum, compounded monthly.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary organized under the laws of the PRC.

     "Eligible Assignee" means (a) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and that extends credit or buys loans as one of its businesses and/or (b) any other Person approved by the Agent; provided, neither Borrower nor any Affiliate of the Borrower shall be an Eligible Assignee.

     "Environmental Laws" means all national, state, regional, provincial, and local laws (including without limitation common law), statutes, regulations and rules whether now or hereinafter in effect relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

     "Environmental Liability" means any actual, alleged or contingent liability or obligations of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based on (a) the violations or alleged violations of any


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     Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with any of the foregoing.

     "Environmental Permits" means all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of the Borrower and any of its Subsidiaries.

     "Equity Documents" means "Equity Documents" as defined in the Articles of Association of the Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

     "Event of Default" means each of the conditions or events set forth in
     Section 8.1.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries on a consolidated basis as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

     "Financials" means, with respect to any Person for any period, the balance sheet of such Person as at the end of such period, and the related statement of income and expense and statement of cash flow of such Person for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

     "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.

     "Foreign Lender" has the meaning stated in Section 7.2(a).

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
     Subsidiary.

     "Fully-Diluted Common Shares" means, as of the time of determination, all issued and outstanding common shares of the Borrower and all common shares of


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     the Borrower issuable upon conversion or exercise of any rights, options, warrants or other securities convertible into or exercisable for common shares, including, without limitation, the Preferred Shares.

     "Funding Notice" means a notice substantially in the form of Exhibit B.

     "GAAP" means International Financial Reporting Standards as in effect from time to time, consistently applied throughout the periods to which reference is made.

     "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

     "Guaranty" means the Guaranty, in the form attached hereto as Exhibit D.

     "Guarantors" has the meaning stated in the Preamble to this Agreement.

     "Hazardous Materials" means any hazardous or toxic substance, waste, contaminant, pollutant, gas or material, including, without limitation, radioactive materials, oil, petroleum and petroleum products and constituents thereof, which are regulated under any Environmental Law, including, without limitation, any substance, waste or material which is
     (a) designated a "pollutant", "hazardous substance", "extremely hazardous substance" or "toxic chemical" under any Environmental Law, or (b) regulated in any way under the Regulations of any state where the Borrower or any of its Subsidiaries conducts its business or owns any real property or has any leasehold or in which any Relevant Property is located.

     "HK Dollar" and the sign "HK$" mean the lawful money of Hong Kong.

     "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

     "Indebtedness" means, with respect to any Person, without duplication, the following: (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP which payables and expenses are incurred in respect of property or services purchased in the ordinary course of business, (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments,
     (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) all obligations of such Person as lessee under Capital Leases, (vi) all obligations of such Person in respect of banker's acceptances and letters of credit, (vii) all obligations of such Person secured by


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     Liens on the assets and property of such Person, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (ix) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (i) through (viii) of this definition and (x) all obligations of another Person of the type described in clauses (i) through (ix) secured by a Lien on the property or assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

     "Initial Conversion Price" means

          (i) $3.657438 if neither of the Newspaper Assets is acquired directly or indirectly by the Borrower; and

          (ii) $5.1746376 if 100% of the ownership of both Newspaper Assets is acquired directly or indirectly by the Borrower;

     provided, for the avoidance of doubt, that any adjustment previously made to the Initial Conversion Price shall be made again to any new substituted Initial Conversion Price. The purpose of this proviso is to clarify that the Lenders shall receive the full benefit of any such adjustment and shall not be deprived of such benefit due to the acquisition of the Newspaper Assets by the Borrower.

     "Intellectual Property" means, collectively, all copyrights, all patents and all trademarks, together with: (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets;
     (b) all licenses or user or other agreements granted to the Borrower or any of its Subsidiaries with respect to any of the foregoing, in each case whether now or hereafter owned or used including the licenses or other agreements with respect to any Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired by the Borrower or any of its Subsidiaries in respect of any of the items listed above.

     "Interest Period" means consecutive three-month periods, beginning on the date hereof and ending on the Maturity Date; provided that:


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          (i) the initial Interest Period shall begin on the Closing Date and end on June 30, 2006. Thereafter, each subsequent Interest Period will begin on the day following the last day of the preceding Interest Period (with such last day of such preceding Interest Period determined with reference to clauses (ii) through (v) below;

          (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

          (iv) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; and

          (v) except as otherwise provided under clause (i), (iii) or (iv) above, no Interest Period shall have a duration of less than three months and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

     "Internal Control Agreement" means (i) any appointment or indemnification arrangement or agreement with a natural Person, who is a citizen of the PRC, designated by Parent or Borrower or any Affiliate or Subsidiary of Parent or Borrower to act as nominee shareholder and legal representative of any Domestic Subsidiary, and any action, arrangement, declaration, or agreement undertaken by such Person, or caused to be undertaken by such Person, in connection with the fulfillment of such role, including, without limitation, the acquisition of any beneficial interest or the holding of record in the Securities (including Capital Stock) of such Domestic Subsidiary and the execution, either with Parent, Borrower, Affiliate or Subsidiary of Parent or Borrower or any other third party whether or not affiliated with Parent or Borrower, of any secured promissory note, equity pledge agreement, equity purchase option agreement, subrogation agreement, declaration of waiver of pre-emption rights, and declaration of waiver of spousal communal rights or (ii) any arrangement or agreement (including, without limitation, any consulting or service arrangements or agreements) pursuant to which Borrower or any Subsidiary of Borrower indirectly receives the economic benefit of revenue generated by any Media Asset.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Investment" means (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the


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     Securities (including any Capital Stock) of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by the Borrower or any of its Subsidiaries from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IPO" means an initial public offering of common stock of the Borrower which has been admitted for listing and trade on a Qualified Exchange.

     "IPO Date" means the date of the initial IPO.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "Knowledge" means, with respect to the Borrower or any Credit Party as the context requires, the knowledge of the Borrower's or such Credit Party's Authorized Officers, after reasonable inquiry by such Authorized Officers; provided, however, with respect to Section 4.1(n) herein, "Knowledge" means the knowledge of the Borrower's or such Credit Party's (i) Authorized Officers or (ii) any employees or consultants of the Borrower or any Credit Party who participated in the acquisitions of the Media Assets, in each case after reasonable inquiry by such Person.

     "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property.

     "Lender" and "Lenders" have the meanings set forth in the Preamble to this Agreement.

     "LIBOR" means, as to any Loan for any Interest Period, the rate quoted by Bloomberg Information Service (or by any successor or substitute for such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided by such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period, as the rate for Dollar deposits with a maturity comparable


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     to such Interest Period. If such rate is not available at such time for any reason, LIBOR for any Interest Period shall be the arithmetic mean (rounded upward, if necessary, to the next 1/16 of 1%) of the offered quotations of at least two Reference Banks to the prime banks in the London interbank market for dollar deposits with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period. For purposes of this definition, "Reference Banks" shall mean major banks in the London interbank market selected by the Agent. For all purposes hereunder, LIBOR shall never be below 2.0% per annum.

     "Lien" means any encumbrance, mortgage, pledge, hypothecation, charge, assignment, lien, restriction or other security interest of any kind securing any obligation of any Person.

     "Loans" means the Term Loans.

     "Loan Payment Amount" means, with respect to each Lender, as of any date of determination, the sum of (i) all accrued and unpaid interest due under such Lender's Loans on such date of determination, plus (ii) the outstanding principal amount of such Lender's Loans on such date of determination plus (iii) an amount equal to the Loan Payment Percentage multiplied by the aggregate principal amounts of all Loans advanced by such Lender (whether or not they have been repaid) plus (iv) $3,000,000 less any amount of accrued Accreting Interest paid simultaneously therewith plus (v) an amount equal to the Loan Payment Percentage multiplied by $3,000,000.

     "Loan Payment Percentage" means (i) 42.86% or (ii) solely with respect to calculating the Loan Payment Amount payable upon an Event of Default prior to December 31, 2008, the percentage equal to (x) 42.86% multiplied by (y) the number of calendar days in the period from the Closing Date until the date of payment of the Loan Payment Amount divided by (z) the number of calendar days in the period from the Closing Date until December 31, 2008. For the avoidance of doubt, the Loan Payment Percentage is determined by
     (ii) above if and only if (i) there has been an Event of Default prior to December 31, 2008, (ii) there has not been an IPO and (iii) the Borrower has not given notice of a voluntary prepayment pursuant to Section 2.11 hereunder. In all other cases, the Loan Payment Percentage shall be determined by (i) above.

     "Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Effect" means any (i) material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole that may affect the ability of the Borrower to perform its material obligations under the Credit Documents, (ii) material impairment of the ability of the Credit Parties to perform their obligations hereunder or under of any of the other Credit Documents, (iii) material adverse


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     effect on the legality, validity, binding effect or enforceability of the
     Credit Documents against the Credit Parties or (iv) material adverse effect on the rights or remedies available to the Agent or the Lenders under any Credit Document, excluding any written waivers or releases by the Agent or any Lender.

     "Material Contracts" means, with respect to any Person, each contract listed on Schedule 4.1(w), each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, financial condition, operations, performance, properties or reasonably foreseeable business prospects of such Person, in each case where the aggregate future liability, benefit or right to payment to or from such Person is in excess of $100,000.

     "Maturity Date" means the earlier of (a) December 31, 2008 and (b) the date that the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "Maximum Rate" means the highest rate of interest permissible under applicable law.

     "Media Assets" means the assets set forth in Annex A as "Media Assets".

     "Newspaper Assets" means the assets set forth in Annex B as "Newspaper Assets".

     "Notes" means the Term Notes.

     "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

     "Obligations" means all indebtedness, obligations and liabilities of each Credit Party from time to time owed to the Agent, the Lenders or any of them or their respective Affiliates direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Credit Document or in respect of any of the Loans, the Notes or any other instruments at any time evidencing any thereof.

     "Optional Prepayment Date" means the optional prepayment date defined in
     Section 2.11.

     "Parent" means Xinhua Finance Limited.

     "Parent Exchange Shares" means, with respect to each Lender, as of any date of determination, the aggregate number of shares of fully paid and non-assessable common stock, par value HK$20, of the Parent (as such shares shall then be constituted) equal in value to (i) all accrued and unpaid interest due under such Lender's Loans on such date of determination plus
     (ii) the outstanding principal
     amount of such Lender's Loans on such date of determination plus (iii) $3,000,000 less any amount of accrued Accreting Interest paid simultaneously therewith, with the price per share of such common stock of the Parent determined at a 10% discount to the 30 Trading Day trailing average closing price of such common stock of the Parent on the Relevant Exchange as of the date that is (w) for Parent Exchange Shares delivered under Section 2.10, three (3) days prior to the Maturity Date, (x) for Parent Exchange Shares delivered under Section 2.11, three (3) days prior to the Optional Prepayment Date, (y) for Parent Exchange Shares delivered under Section 2.12, three (3) days prior to the IPO Date, or (z) for Parent Exchange Shares delivered under Section 8.2, three (3) days prior to the date of Event of Default.

     "Permit" means any permit, license, approval, consent, permission, notice, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any federal, state, local or foreign Regulation.

     "Permitted Business" means the business of investing in the Media Assets and other related media businesses.

     "Permitted Indebtedness" means the Indebtedness permitted pursuant to
     Section 6.1(a).

     "Permitted Liens" means each of the Liens permitted pursuant to Section 6.1(b).

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

     "Pledge Agreement" means the Pledge Agreement and Irrevocable Proxy, dated as of the date hereof, among the Borrower, the Guarantors and the Agent.

     "PPAS" has the meaning set forth in the Preamble to this Agreement.

     "PRC" means the People's Republic of China excluding Hong Kong, Macau Special Administrative Region and Taiwan.

     "Projections" has the meaning stated in Section 4.1(dd).

     "Preferred Shares" means the convertible preferred shares purchased under the Share Purchase Agreement.

     "Principal Office" means, for the Agent, its office located at 227 West Trade Street, Suite 1400, Charlotte, North Carolina, 28202, Attention: Greg Murphy, or such other office as the Agent may from time to time designate in writing to the Borrower and each Lender.

     "Pro Rata Share" means, with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of such Lender by (b) the aggregate Term Loan Exposure of all Lenders.

     "QIPO" means an IPO of the Borrower in which the QIPO Valuation is no less than $400 million or, if 100% of the ownership of both Newspaper Assets has been acquired directly or indirectly by the Borrower, an IPO of the Borrower in which the QIPO Valuation is no less than $500 million.

     "QIPO Date" means the date of the QIPO.

     "QIPO Valuation" means an amount equal to (i) the initial price per share of Borrower Common Shares issued in the IPO (and, if such price is not expressed in Dollars, then its equivalent in Dollars) multiplied by (ii) the number of outstanding Borrower Common Shares immediately following the closing of the IPO.

     "Qualified Exchange" means any Designated Offshore Securities Market as defined in Section 230.902(b) of Regulation S of the Securities Act or any securities exchanges or inter-dealer quotation systems in the United States.

     "Register" has the meaning stated in Section 2.6(b).

     "Regulation" means each applicable law, rule, regulation, order, guidance or recommendation (or any change in its interpretation or administration) by any Governmental Body, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each judgment, injunction, order, writ, decree or award of any Governmental Body, arbitrator or other Person.

     "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Relevant Exchange" means the Tokyo Stock Exchange.

     "Relevant Property" means, for the Borrower and/or any of its Subsidiaries, all sites, facilities, locations, real property and leaseholds (a) presently or formerly owned, leased, used or operated by the Borrower or any of its Subsidiaries (whether or not such properties are currently owned, leased, used or operated by the Borrower or any of its Subsidiaries), (b) at which any Hazardous Material has been transported, disposed, treated, stored or released by the Borrower or any of its Subsidiaries, or (c) that are directly adjacent to any sites, facilities, locations, real property or leaseholds presently or formerly owned, leased, used or operated by the Borrower or any of its Subsidiaries.

     "Repayment of EconWorld Indebtedness" means repayment of (i) the loan dated February 14, 2006 in the principal amount of $1,330,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender, (ii) the loan dated October 18, 2005 in the principal amount of $300,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender and (iii) the loan dated October 18, 2005 in the principal amount of $200,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender, in each case solely by set off of such amounts against any amounts owed by Xinhua Financial Network Limited or the Parent to EconWorld Media Limited.

     "Required Lenders" means, at any time, one or more Lenders having or holding a Loan, and representing more than 50% of the sum of the aggregate outstanding principal amount of the Loans of all Lenders.

     "Restricted Junior Payment" means, for the Borrower and/or any of its Subsidiaries, (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or such Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or such Subsidiary now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or such Subsidiary now or hereafter outstanding; provided, however, Restricted Junior Payments shall not include any dividends paid under the Preferred Shares (unless, upon the occurrence of an Event of Default, the Agent provides notice to the Borrower that dividends under the Preferred Shares may no longer be paid); provided, further, with respect to subclauses (a), (b) and (c) above, Restricted Junior Payments shall not include any dividends or other distributions by a Subsidiary which are made pro rata to all of its shareholders or members.

     "RMB" means the lawful money of the PRC.

     "Sanctioned Entity" shall mean (i) the government of or an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

     "Sanctioned Person" shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

     "Securities" means any stock, shares, limited liability company membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Act" means the United States Securities Act of 1933, as amended from time to time, and any successor statute.

     "Security Agreement" means the Security Agreement, dated as of the date hereof, among the Borrower, the Guarantors and the Agent.

     "Share Purchase Agreement" means the share purchase agreement dated the date hereof between the Borrower and the Lender.

     "Significant Person" means (i) any holder of 5% or more of any class of Capital Stock of the Parent, any Credit Party or any of their Subsidiaries,
     (ii) any Person holding a senior management or executive position in the Parent, any Credit Party or any of their Subsidiaries, or (iii) any Person who is a member of the board of directors of the Parent, any Credit Party or any of their Subsidiaries. For purposes of clarification, "Significant Person" does not include the Parent.

     "Solvent" means, with respect to any Person, that as of the date of determination both (a)(i) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation, (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute, and matured, (iii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iv) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means (i) with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) the entities listed on Annex C hereto and their Subsidiaries as defined in clause (i) of this definition.

     "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending, office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

     "Term Loan Commitment" means (a) with respect to each Lender that is a lender on the Closing Date, the amount set forth opposite such Lender's name on Schedule 2.1 as such Lender's "Term Loan Commitment" and (b) in the case of any lender that becomes a Lender after the Closing Date, the amount specified as such Lender's "Term Loan Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed such Term Loan Commitment, in each case as the same may be reduced or increased from time to time pursuant to the terms hereof.

     "Term Loan" means a Term Loan made by a Lender to the Borrower pursuant to
     Section 2.1.

     "Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan of such Lender.

     "Term Note" has the meaning stated in Section 2.6(c).

     "Trading Day" means a day during which trading in securities generally occurs on the Relevant Exchange (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "WFOE" means a direct or indirect wholly owned Domestic Subsidiary of the Borrower.

                                   ARTICLE II
                                      Loans

               Section 2.1 Term Loans.

          (a) During the Commitment Period, subject to the terms and conditions hereof and relying on the representations and warranties herein set forth, each Lender agrees to make a single Term Loan to the Borrower on the Closing Date in an amount equal to but not exceeding such Lender's Term Loan Commitment.

          (b) Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11 and 2.12, all amounts owed under this Section 2.1 shall be paid in full no later than the Maturity Date.

          (c) Any amount borrowed under this Section 2.1 shall (i) bear interest as provided in Section 2.7(a) hereof and (ii) be entitled to the security interests, collateral and other rights and benefits provided pursuant to this Agreement and the other Credit Documents.

               Section 2.2 [Reserved]

               Section 2.3 Borrowing Mechanics.

          (a) Whenever the Borrower desires that Lenders make Loans, the Borrower shall deliver to Agent a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Borrowing Date, which Borrowing Date shall be a Business Day.

          (b) Notice of receipt of each Funding Notice, together with the amount of each Lender's Pro Rata Share thereof, together with the applicable interest rate, shall be provided by Agent to the Lenders by facsimile with reasonable promptness, but (provided, Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 4:00 p.m. (New York City time) on the same day as Agent's receipt of such Funding Notice from Borrower.

          (c) Each Lender shall make the amount of Loans available to Agent no later than 2:00 p.m. (New York City time) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Agent shall make the proceeds of such Loans available to Borrower on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be deposited by wire transfer to the account of the Borrower designated in writing to Agent by Borrower.

               Section 2.4 Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make the Loans hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder. In the event of a default by a Lender with respect to the funding of its Commitment, in addition to any rights, claims and causes of action that the Borrower may have against such defaulting Lender, the Agent shall use its commercially reasonable efforts to obtain a substitute Commitment from a new Lender or Lenders, some of or all of the non-defaulting Lenders or a combination thereof, in an amount equal to the defaulting Lender's remaining Commitment.

               Section 2.5 Use of Proceeds. The proceeds of the Term Loans made on the Closing Date shall be used by Borrower and its Subsidiaries solely (w) to repay the Bridge Loan in full, (x) for working capital and general corporate purposes of the Borrower and its Subsidiaries,
          (y) to pay the costs and expenses related to the transactions contemplated by this Agreement and (z) to finance the purchase price of certain radio businesses (including any acquisition financings) in the PRC that will be directly or indirectly wholly-owned by the Borrower not to exceed $10,000,000 in the aggregate and not to finance any other businesses or media assets. No portion of the proceeds of any Borrowing shall be used by the Borrower or any of its Subsidiaries in any manner that might cause such Borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

               Section 2.6 Evidence of Debt; Register; Lenders' Books and Records; Notes.

          (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Borrower to such Lender, including the amounts of the Loans owed to it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments, Loans or any of Borrower's Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (b) Register. Agent shall maintain, as the Borrower's agent, at Agent's Principal Office a register for the recordation of the names and addresses of each Lender and such Lender's Commitments and the fees, interest and principal amount of Loans owed to each Lender (the "Register"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall record in the Register the Commitments, and the fees, interest and the outstanding balance of the Loans, and each repayment or prepayment in respect of the principal amount of and interest, fees and other amounts with respect to the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Borrower's Obligations in respect of any Loan. No transfer of the Commitments, the Loans and/or any interests therein shall be effective until such transfer is recorded in the Register.

          (c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Agent) at least two (2) Business Days prior to the Closing Date or Borrowing Date, as applicable, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.4) on the Closing Date or Borrowing Date (or, if such request is delivered after the Closing Date or Borrowing Date, promptly after the Borrower's receipt of such request) a promissory note, in the form of Exhibit C (each, a "Term Note"), to evidence such Lender's Term Loan.

               Section 2.7 Interest on Loans.

          (a) Applicable Rate. Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof at a rate equal to (i) from the date made through repayment (whether by acceleration or otherwise) a rate per annum equal to LIBOR plus the Applicable Margin (the "Cash Interest") plus (ii) from April 1, 2006 through repayment (whether by acceleration or otherwise), a rate per quarter equal to $272,727.27 (the "Accreting Interest").

          (b) Calculation of Interest Rates. Interest payable pursuant to this
     Section 2.7 shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an interest period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an interest period applicable to such Loan shall be excluded; provided, if such Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Loan.

          (c) Payment of Interest. Cash Interest on the Loans shall be payable to the Agent on behalf of the Lenders in arrears on (i) June 30, September 30, December 31 and March 31 of each year, commencing on June 30, 2006,
     (ii) the date of any prepayment of the Loans, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) the Maturity Date, including final maturity. Accreting Interest on the Loans shall be payable to the Agent on behalf of the Lenders on (i) the date of any prepayment of the Loans, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (ii) the Maturity Date, including final maturity.

               Section 2.8 Changed Circumstances. If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation applicable to any Lender makes it unlawful, or any Governmental Body asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to maintain the Loans at LIBOR, such Lender shall notify the Agent of such event and the Agent shall notify the Borrower of such event, and the right of the Borrower to apply LIBOR to any subsequent Interest Period shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Agent and the Borrower shall enter into negotiations (for a period of not more than fifteen (15) days) with a view to agreeing on a substitute basis for determining the rate of interest; provided however, that the Agent shall have no obligation to reach any such agreement. If no such agreement is reached, the Borrower shall forthwith prepay in full the Loans then outstanding, and shall pay all interest accrued thereon through the date of such prepayment.

               Section 2.9 Priority of Payments. Notwithstanding anything to the contrary, any and all payments received by the Agent or any Lender from the Borrower or any Credit Party pursuant to the Credit Documents shall be applied in the order of priority determined by the Agent in its sole discretion.

               Section 2.10 Repayment. On the Maturity Date, the Borrower shall either (i) pay to each Lender an amount equal to the Loan Payment Amount (determined as of the Maturity Date) for such Lender, or (ii) deliver to each Lender the Parent Exchange Shares (determined as of the Maturity Date) for such Lender; provided, the Borrower may not elect to deliver Parent Exchange Shares (and therefore must make the Loan Payment Amount) unless such Parent Exchange Shares is listed on a Qualified Exchange and freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Lender may reject any such payment of the Loan Payment Amount or delivery of the Parent Exchange Shares and instead elect to convert its Loans into Borrower Common Shares pursuant to Section 2.13 hereunder. Borrower shall provide five (5) Business Days prior written notice to the Agent of its election pursuant to this Section 2.10 either to pay the Loan Payment Amount or to provide the Parent Exchange Shares and Agent shall have three (3) Business Days from the date it receives such notice from Borrower to elect to convert into Borrower Common Shares pursuant to Section 2.13. For purposes of clarification, if any Lender elects to convert to Borrower Common Shares pursuant to Section 2.13 hereunder, the Borrower shall not have the option of paying the Loan Payment Amount or delivering Parent Exchange Shares. If the Borrower fails to pay the Loan Payment Amount or deliver the Parent Exchange Shares or Borrower Common Shares, as the case may be, to each Lender on the Maturity Date, then (in addition to all other remedies) interest shall accrue on the Loan Payment Amount and the Loans, respectively, at the Default Rate, and all amounts due shall thereafter be payable on demand.

               Section 2.11 Optional Prepayments. Borrower may voluntarily prepay the Loans, in whole but not in part, at any time, with five (5) days advance written notice of the date of prepayment (the "Optional Prepayment Date") being provided to the Agent, by either (i) paying to each Lender an amount equal to the Loan Payment Amount (determined as of the Optional Prepayment Date) for such

          Lender, or (ii) delivering to each Lender the Parent Exchange Shares (determined as of the Optional Prepayment Date) for such Lender; provided, the Borrower may not elect to deliver Parent Exchange Shares (and therefore must make the Loan Payment Amount) unless such Parent Exchange Shares is listed on a Qualified Exchange and freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Lender may reject any such payment of the Loan Payment Amount or delivery of the Parent Exchange Shares and instead elect to convert its Loans into Borrower Common Shares pursuant to Section 2.13 hereunder. Borrower shall provide five
          (5) Business Days prior written notice to the Agent of its election pursuant to this Section 2.11 either to pay the Loan Payment Amount or to provide the Parent Exchange Shares and Agent shall have three (3) Business Days from the date it receives such notice from Borrower to elect to convert into Borrower Common Shares pursuant to Section 2.13. For purposes of clarification, if any Lender elects to convert to Borrower Common Shares pursuant to Section 2.13 hereunder, the Borrower shall not have the option of paying the Loan Payment Amount or delivering Parent Exchange Shares. If the Borrower fails to pay the Loan Payment Amount or deliver the Parent Exchange Shares or Borrower Common Shares, as the case may be, to each Lender on the Optional Prepayment Date, then (in addition to all other remedies) interest shall accrue on the Loan Payment Amount and the Loans, respectively, at the Default Rate, and all amounts due shall thereafter be payable on demand.

               Section 2.12 Mandatory Prepayments.

          (a) IPO. Upon an IPO of the Borrower that is not a QIPO, the Borrower shall, on the IPO Date, either (i) pay to each Lender an amount equal to the Loan Payment Amount (determined as of the IPO Date) for such Lender, or
     (ii) deliver to each Lender the Parent Exchange Shares (determined as of the IPO Date) for such Lender; provided, the Borrower may not elect to deliver Parent Exchange Shares (and therefore must make the Loan Payment Amount) unless such Parent Exchange Shares is listed on a Qualified Exchange and freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Lender may reject any such payment of the Loan Payment Amount or delivery of the Parent Exchange Shares and instead elect to convert its Loans into Borrower Common Shares pursuant to Section 2.13 hereunder. Borrower shall provide five (5) Business Days prior written notice to the Agent of its election pursuant to this Section 2.12 either to pay the Loan Payment Amount or to provide the Parent Exchange Shares and Agent shall have three (3) Business Days from the date it receives such notice from Borrower to elect to convert into Borrower Common Shares pursuant to Section 2.13. For purposes of clarification, if any Lender elects to convert to Borrower Common Shares pursuant to Section 2.13 hereunder, the Borrower shall not have the option of paying the Loan Payment Amount or delivering Parent Exchange Shares. If the Borrower fails to pay the Loan Payment Amount or deliver the Parent Exchange Shares or Borrower Common Shares, as the case may be, to each Lender on the IPO Date, then (in addition to all other remedies) interest shall accrue on the Loan Payment Amount and the Loans, respectively, at the Default Rate, and all amounts due shall thereafter be payable on demand.

          (b) Payment Certificate. Concurrently with any payment or prepayment of the Loans pursuant to Sections 2.10, 2.11, 2.12(a) or 8.2(a), Borrower shall deliver to Agent a certificate of an Authorized Officer demonstrating the calculation, with respect to each Lender, of the Loan Payment Amount, the Parent Exchange Shares or the number of Borrower Common Shares to be delivered, as the case may be.

               Section 2.13 Conversion. The sum of (i) the aggregate amount of the outstanding principal amount of the Loans plus (ii) all accrued and unpaid interest plus (iii) $3,000,000 less any amount of accrued Accreting Interest paid simultaneously therewith (collectively, the "Loan Conversion Amount") shall be convertible into Borrower Common Shares as follows:

          (a) Conversion Ratio. The Loan Conversion Amount held by each Lender shall be convertible into such number of fully paid and nonassessable Borrower Common Shares as is determined by dividing the Loan Conversion Amount held by each Lender by the applicable Conversion Price in effect on the applicable conversion date.

          (b) Optional Conversion by Lender. The Loan Conversion Amount shall be convertible into Borrower Common Shares at the option of each Lender at any time after the Closing Date, by written notice to the Borrower. The Conversion Price shall be determined as of the date of such written notice. The Borrower will promptly thereafter, issue and deliver to such Lender or its designee a certificate for the number of Borrower Common Shares to which such holder shall be entitled after the conversion. The conversion will be deemed to have been completed immediately prior to the close of business on the date of such Lender's notice to the Borrower and the Person entitled to receive the Borrower Common Shares issuable upon such conversion shall be treated as the record holder of such Borrower Common Shares as of such date.

          (c) Mandatory Conversion. The Loan Conversion Amount held by each Lender shall be converted automatically into Borrower Common Shares immediately upon a QIPO of the Borrower that occurs prior to the Maturity Date. The Conversion Price will be determined as of the QIPO Date. Upon the occurrence of such event, the Borrower shall promptly issue and deliver to each Lender or its designee in such Lender's or its designee's name a certificate or certificates for the number of Borrower Common Shares into which the Loan Conversion Amount was converted.

          (d) Accrued Interest. Borrower shall have the option to pay in cash prior to the date of such conversion all accrued but unpaid Cash Interest.

          (e) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as described below. Capitalized terms used in this section but not otherwise defined have the meanings given to them in the definitions in Section 2.13(e)(vi).

               (i) Adjustments for Borrower Common Shares Issuances Below Conversion Price. The Conversion Price will be subject to adjustment if and whenever on or after the Closing Date, the Borrower issues or sells (or in accordance with Section 2.13(e)(i)(A) or 2.13(e)(i)(B) is deemed to have issued or sold), any Borrower Common Shares for a consideration per share which is less than the Conversion Price in effect immediately prior to such issuance or sale. Upon such an event, the Conversion Price shall be automatically adjusted and reduced to the consideration per share for which such Borrower Common Shares were issued or sold; provided that no adjustment in the Conversion Price will be made pursuant to this Section 2.13 in connection with any Exempt Issuance. For the avoidance of doubt, there shall be no increase to the Conversion Price as a result of any issuance of shares for a consideration per share that is in excess of the Conversion Price in effect immediately prior to such issuance. If any adjustment to the Conversion Price is made upon the issuance of Options or Convertible Securities and such Options or Convertible Securities expire without being converted or exercised, then the Conversion Price shall be readjusted to the amount that would have been in effect had such Options or Convertible Securities never been issued or sold; provided that no readjustment provided for in this Section 2.13(e)(i) shall have the effect of increasing the Conversion Price to an amount which exceeds the lowest of (x) the Conversion Price that was in effect immediately prior to the adjustment made in connection with the issuance of such Options or Convertible Securities or (y) the Conversion Price that results from any actual issuance of additional Borrower Common Shares between the original adjustment date and such readjustment date. Conversion Price adjustments under this Section 2.13(e) shall be calculated based on the following provisions in the event Options or Convertible Securities are issued.

                    (A) Issuance of Options. If the Borrower in any manner
               grants or sells any Options and the price per share for which Borrower Common Shares are issuable upon the exercise of such Options, or upon the conversion or exchange of any Convertible Securities issuable upon the exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the maximum number of Borrower Common Shares issuable upon the exercise of such Options, or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options, will be deemed to be outstanding and to have been issued and sold by the Borrower at the time of the granting or sale of such Options for such price per share. For purposes of this
               Section 2.13(e)(i)(A), the "price per share for which Borrower Common Shares are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options" will be determined by dividing (1) the total amount, if any, received or receivable by the Borrower as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Borrower upon the exercise of all such

               Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (2) the maximum number of Borrower Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made upon the actual issuance of Borrower Common Shares or of such Convertible Securities upon the exercise of such Options or upon the issuance of Borrower Common Shares upon conversion or exchange of such Convertible Securities.

                    (B) Effect of Issuance of Convertible Securities. If the
               Borrower in any manner issues or sells any Convertible Securities and the price per share for which Borrower Common Shares are issuable upon the conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Borrower Common Shares issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Borrower at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2.13(e)(i)(B), the "price per share for which Borrower Common Shares are issuable upon conversion or exchange thereof" will be determined by dividing (1) the total amount received or receivable by the Borrower as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof, by (2) the maximum number of Borrower Common Shares issuable upon the exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made upon the actual issuance of such Borrower Common Shares upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2.13(e), no further adjustment of the Conversion Price will be made by reason of such issue or sale.

                    (C) Integrated Transaction. If Options or Convertible
               Securities are issued in connection with the issue or sale of other securities of the Borrower, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options or Convertible Securities will be deemed to have been issued without consideration.

                    (D) Calculation of Consideration Received. If any Borrower
               Common Shares, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor will be deemed to be the net amount received by the Borrower. If any Borrower Common Shares, Options, or Convertible Securities are issued or sold for a consideration other than cash, then the amount of the consideration other than cash received by the Borrower will be the fair value of such consideration as determined in good faith by mutual agreement between the Borrower and the Required Lenders, except where such consideration consists of securities traded on a Qualified Exchange, in which case the amount of consideration received by the Borrower will be the Market Price thereof as of the date of receipt. If any Borrower Common Shares, Options, or Convertible Securities are issued to the owners of the non surviving entity in connection with any merger in which the Borrower is the surviving entity, then the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets of the non surviving entity as is attributable to such Borrower Common Shares, Options or Convertible Securities, as the case may be.

               (ii) Dividend or Split. If there is (1) a split or subdivision of the outstanding Borrower Common Shares or (2) a dividend or other distribution payable in Borrower Common Shares or Options or Convertible Securities without payment of any consideration, then, as of the record date for such event, the Conversion Price shall be appropriately decreased so the number of Borrower Common Shares issuable on conversion of the Loan Conversion Amount shall be increased in proportion to such increase in the aggregate number of Borrower Common Shares outstanding or issuable with respect to such Options or Convertible Securities.

               (iii) Combinations. If the number of Borrower Common Shares outstanding is decreased by a combination of the outstanding Borrower Common Shares, then, as of the record date of such combination, the Conversion Price shall be appropriately increased so the number of Borrower Common Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding Borrower Common Shares.

               (iv) Recapitalization, Consolidation, Merger, Etc. In case of any change in the Borrower Common Shares through recapitalization, reclassification, or other change in the capital structure of the Borrower (other than a combination of shares or the issuance of additional Borrower Common Shares by stock split or stock dividend) or through any merger or consolidation which is effected such that holders of Borrower Common Shares are entitled to receive stock, securities, cash, or other assets in exchange for Borrower Common Shares, then, as a condition of the change in capital structure or merger, provision shall be made so that the Lenders will have the right thereafter to receive upon conversion the kind and amount of shares of stock or other securities or property to which such

          Lenders would have been entitled if, immediately prior to such change in capital structure, such Lender had held the number of Borrower Common Shares issuable upon conversion of the Loan Conversion Amount. In addition, appropriate provision will be made with respect to the Lender's rights and interests to ensure that the provisions in this
          Section 2.13 will thereafter be applicable in relation to any shares of stock, securities, cash, or other assets thereafter deliverable upon the conversion of the Loan Conversion Amount.

               (v) Protection Against Dilution. If any event occurs as to which, in the mutual opinion of the Borrower and the Required Lenders determined in good faith, the other provisions of this Section 2.13(e) are not strictly applicable or would not fairly protect the rights of the Lenders in accordance with the intent of these anti-dilution provisions, then the Borrower and the Required Lenders shall agree to an adjustment in accordance with the intent of these provisions to protect the Lenders' rights under this Section 2.13, but in no event shall any adjustment have the effect of increasing the Conversion Price (except in the case of a combination of Borrower Common Shares described in Section 2.13(e)(iii)).

               (vi) Definitions for Section 2.13(e).

               "Convertible Securities" means any securities or other rights to acquire securities directly or indirectly convertible into or exchangeable for Borrower Common Shares.

               "Exempt Issuance" means the issuance of any Borrower Common
          Shares: (a) under any employee benefit plan, employee share option plan, share incentive plan or other similar plan adopted by the Borrower's Board of Directors (an "Exempt Plan") only to the extent that the total number of Borrower Common Shares issued to such Exempt Plan on a fully-diluted as converted basis does not exceed the lesser of (i) 20% of the Fully-Diluted Common Shares determined as of the date immediately prior to such issuance and (ii) the maximum number of shares set forth next to Exempt Plans on Annex D, as adjusted in accordance with the provisions of Section 2.13(e)(ii)-(iv); (b) to any Person listed on Annex D (each, an "Exempt Issuee") in consideration for the contribution of assets as indicated on Annex D (the "Specified Contributed Assets"), (i) at an effective per share price equal to or greater than $3.00 per Borrower Common Share and (ii) only to the extent that (A) the total number of Borrower Common Shares issued to such Exempt Issuee on a fully-diluted as converted basis does not exceed the maximum number of shares set forth next to such Exempt Issuee's name on Annex D and (B) the Exempt Issuee contributes the Specified Contributed Assets in consideration for the issuance of such Borrower Common Shares; or (c) not exceeding 0.5% of the lesser of (i) the Fully-Diluted Common Shares determined as of the date immediately prior to such issuance and (ii) the number equal to the sum of (A) the number of outstanding Fully-Diluted Common Shares determined as of the Closing Date plus (B) the number of Fully-Diluted Common Shares issued pursuant to any Exempt Issuance under clauses (a) and (b) of this definition, each of (A) and (B) as adjusted in accordance with the provisions of

          Section 2.13(e)(ii)-(v). For the avoidance of doubt, any issuance of Borrower Common Shares pursuant to clause (a) of this definition for numbers of Borrower Common Shares in excess of the maximum numbers listed on Annex D shall be subject to adjustments as set forth in
          Section 2.13 and any issuance of Borrower Common Shares pursuant to clause (b) of this definition (w) for an effective per share price less than $3.00, (x) in consideration for assets other than the Specified Contributed Assets, (y) to any Person not listed on Annex D, or (z) for numbers of Borrower Common Shares in excess of the maximum numbers listed on Annex D shall be subject to adjustments as set forth in Section 2.13.

               "Market Price" of any security means the average of the closing prices of such security's sales on the Qualified Exchange, averaged over a period of five days consisting of the day as of which "Market Price" is being determined and the four consecutive business days prior to such day. If at any time such security is not listed on a Qualified Exchange then the "Market Price" will be the fair value thereof determined in good faith by mutual agreement between the Borrower and the Lenders.

               "Options" means any securities or other rights to subscribe for or purchase, directly or indirectly, Borrower Common Shares or Convertible Securities.

          (f) Notice of Conversion Price Adjustments. When an adjustment or readjustment of the Conversion Price is required pursuant to Section 2.13(e), the Borrower, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms of this Section
     2.13 and prepare and furnish to each Lender a notice setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

          (g) Reservation of Shares. The Borrower shall at all times reserve and keep available from its authorized but unissued Borrower Common Shares such number of Borrower Common Shares as shall be sufficient to effect the conversion of the aggregate Loan Conversion Amount; and if at any time the number of authorized but unissued Borrower Common Shares shall not be sufficient to effect the conversion of the aggregate Loan Conversion Amount, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Borrower Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite shareholder approval of any necessary amendment to the Borrower's Articles of Association.

          (h) No Fractional Shares. No fractional shares shall be issued upon the conversion of the Loan Conversion Amount and the number of Borrower Common Shares to be issued shall be rounded to the nearest whole share. The Borrower shall, in lieu of issuance of such fractional share, pay the Lender otherwise entitled to such fractional share cash for the outstanding Loan Conversion Amount not converted.

               Section 2.14 General Provisions Regarding Payments.

          (a) Payments. All payments by Borrower of principal, interest, fees and other Obligations shall be made to the Agent for the benefit of the Lenders in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 p.m. (New York City time) on the date due at the Agent's Principal Office without presentment, demand, protest or notice or any kind, all of which are expressly waived by the Borrower. All funds received by Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

          (b) Non-Conforming Payments. The Agent shall deem any payment by or on behalf of the Borrower that is not made to the Agent in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to
     Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

          (c) Payments to Include Accrued Interest. All payments in respect of the principal amount of any Loan (whether mandatory or optional) shall include payment of accrued interest on the principal amount being, repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (d) Distributions by Agent. Agent shall promptly distribute to each Lender by wire transfer, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Agent. If and to the extent that Agent has not forwarded to any Lender such Lender's share of any such payment on the same Business Day as such payment is received (or deemed received) from the Borrower, Agent shall pay to such Lender interest on such amount at LIBOR for each day until payment is received by such Lender.

          (e) Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

               Section 2.15 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

               Section 2.16 Termination of Commitments. Unless previously terminated, the Term Commitment will terminate on the Maturity Date.

                                   ARTICLE III
                   Conditions Precedent; Conditions Subsequent

               Section 3.1 Conditions Precedent; Closing Date. The obligation of any Lender to make any Loan and the other financial accommodations described herein on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.1, of the following conditions on or before the Closing Date:

          (a) Secretary's Certificate. The Lenders shall have received a certificate of the secretary or assistant secretary, the manager or the general partner, as the case may be, of each Credit Party, each substantially in the form of Exhibit E, with respect to (i) the articles of incorporation or certificate of formation, as the case may be, of such Credit Party, (ii) the bylaws, operating agreement or limited partnership agreement, as the case may be, of such Credit Party, (iii) the resolutions of the board of directors, manager or general partner, as the case may be, of such Credit Party approving each Credit Document to which such Credit Party is a party and the other documents to be delivered by such Credit Party under the Credit Documents and the performance of the obligations of such Credit Party thereunder, and (iv) the names and true signatures of the officers of such Credit Party or such other persons authorized to sign each Credit Document to which such Credit Party is a party and the other documents to be delivered by it under the Credit Documents.

          (b) Organizational and Capital Structure. The organizational structure and the capital structure of the Borrower and its Subsidiaries, shall be as set forth in Section 4.1(m) and Schedule 4.1(m).

          (c) Good Standing Certificates. The Lenders shall have received a good standing certificate from the applicable Governmental Body of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

          (d) [Reserved]

          (e) Closing Date Certificate. The Agent shall have received an originally executed Closing Date Certificate, in the form of Exhibit F (the "Closing Date Certificate"), from the Borrower, together with any attachments thereto.

          (f) UCC Financing Statements. The Agent shall have received UCC financing statements duly authorized by each applicable Credit Party with respect to all personal property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Lenders, desirable, to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

          (g) Credit and Equity Documents. The Agent shall have received duly executed original copies of each Credit Document and each Equity Document from each applicable Credit Party. The financing statements and other Credit Documents related to perfection of the security interest of the Agent and the Lenders in the Collateral shall have been filed in all appropriate jurisdictions.

          (h) Security Collateral. The Agent shall have received the Pledge Agreement (including the stocks pledged thereunder), certificates, instruments and promissory notes (which certificates, instruments and promissory notes shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to Agent and Lenders) representing or evidencing all negotiable documents, instruments, tangible chattel paper, certificated securities and certificates of title covering goods included in the Collateral and pledged pursuant to the Collateral Documents.

          (i) Other Actions to Perfect Security Interests. The Lenders shall have received evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Lenders.

          (j) Other Information. The Agent and Lenders shall have received any other financial or non-financial information regarding the Borrower and its Subsidiaries as the Agent or any Lender may reasonably request.

          (k) Opinions. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Preston Gates Ellis LLP, counsel for the Credit Parties and Conyers Dill & Pearman, special Cayman and British Virgin Islands counsel to the Credit Parties, in the forms attached as Exhibit I and as to such other matters as Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agent and Lenders).

               Section 3.2 Conditions to Each Borrowing. The obligation of each Lender to make any Loan on any Borrowing Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with
          Section 10.1, of the following conditions precedent:

          (a) Funding Notice. The Agent and Lenders shall have received a fully executed and delivered Funding Notice, in accordance with Section 2.3. Each Funding Notice shall be executed by an Authorized Officer of the Borrower in a writing delivered to the Agent and Lenders on a Business Day. In lieu of delivering a Funding Notice, the Borrower may give the Agent and Lenders telephonic notice by the required time of any proposed Borrowing; provided, each such notice shall be promptly confirmed in writing by delivery of the Funding Notice to the Agent and Lenders on or before the applicable date of Borrowing. The Agent shall not incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.

          (b) Representations and Warranties. As of such Borrowing Date, the representations, warranties and covenants of the Credit Parties contained in the Credit Documents shall be true, correct and complied with on and as of that Borrowing Date, except as to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true, correct and complied with on and as of such earlier date.

          (c) No Default or Event of Default. As of such Borrowing Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Borrowing that would constitute an Event of Default or a Default.

          (d) Consents. The Lenders shall have received such Consents and other


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

     information, approvals, opinions or documents reasonably requested by the Agent or the Lenders in connection with such Borrowing.

          (e) Available Commitment. After making the Loans requested on such Borrowing Date, the aggregate outstanding principal amount of Term Loans shall not exceed the aggregate amount of Term Loan Commitments.

          (f) No Material Adverse Effect. No Material Adverse Effect shall have occurred after giving effect to the making of such Loans.

          (g) Equity Closing. The Initial Closing under the Share Purchase Agreement shall have occurred simultaneously.

                                   ARTICLE IV
                         Representations and Warranties

               Section 4.1 Representations and Warranties of Credit Parties. In order to induce the Agent and the Lenders to enter into this Agreement and to make each Borrowing to be made thereby, each Credit Party hereby represents and warrants to the Agent and each Lender, on the Closing Date, on each Borrowing Date and on the Amendment Date as follows:

          (a) Corporate Status; Corporate Authorization. Each of the Parent, each Credit Party and each of their Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in every other jurisdiction where it is doing business except where the failure to so qualify does not have a Material Adverse Effect on the Parent, such Credit Party or its Subsidiaries, and the execution, delivery and performance by each Credit Party of the Credit Documents (i) are within its respective authority, (ii) have been duly authorized, and (iii) do not conflict with or contravene its respective constitutive documents. The execution, delivery, performance of its respective obligations, and exercise of its respective rights under the Credit Documents by each Credit Party thereto, including, without limitation, the making of the Loans under this Agreement, the issuance of the Parent Exchange Shares (if any), and the issuance of Borrower Common Shares upon conversion of the Loan Conversion Amount (if any), (i) do not require any Consents that have not been obtained and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Regulation or (B) any corporate governance document, corporate minute or resolution of the Parent or any Credit Party or (C) any instrument, agreement or provision thereof, in each case binding on any of them or affecting any of their property.

          (b) Execution and Binding Effect. Upon execution and delivery thereof, each Credit Document shall constitute the legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.


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

          (c) Properties.

               (i) Each Credit Party and its Subsidiaries has good and marketable title to all material real property owned or purported to be owned by it, in each case free of all Liens other than the Permitted Liens.

               (ii) Each Credit Party and its Subsidiaries is, or when leases creating Leasehold Properties are executed will be, lawfully possessed of a valid and subsisting leasehold estate in and to its Leasehold Properties which it purports to lease free and clear of all Liens other than the Permitted Liens.

               (iii) Each Credit Party and its Subsidiaries enjoys, and will enjoy, peaceful and undisturbed possession of, or a license to use, all property (subject only to the Permitted Liens) that are necessary for their respective businesses.

               (iv) Set forth on Schedule 4.1(c) is a list, as of the date hereof, of all real property held, or, to the Knowledge of each Credit Party, planned to be held, by each Credit Party and its Foreign Subsidiaries, indicating in each case whether the respective property is (or is expected to be) owned or leased, the identity of the owner or lessee, the location of the respective property, the approximate value of such property, in the case of real property owned and, in the case of property not yet owned or leased, the estimated date of acquisition or leasing (if known to such Credit Party on the date hereof).

               (v) Each Credit Party and its Subsidiaries owns, or is licensed or otherwise has the right to use the Intellectual Property necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such instances of non-compliance that, individually or in the aggregate, do not have a Material Adverse Effect.

          (d) Senior Indebtedness. The Obligations of each Credit Party under this Agreement and each other Loan Document ranks and shall continue to rank senior in priority of payment to all other Indebtedness of such Credit Party.

          (e) Laws. Each Credit Party and its Subsidiaries is in material compliance with all Regulations.

          (f) Litigation. There are no legal or other proceedings or investigations pending or threatened against any Credit Party or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect on such Credit Party or such Subsidiary.

          (g) Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Body (collectively, "Governmental Action") is or will be necessary in connection with the execution and delivery of this Agreement or any other Credit Document, consummation by the Credit Parties of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, other than the filings and recordations contemplated by the Collateral Documents. None of the Credit Parties is subject to regulation any statute or regulation limiting the Borrower's ability to incur Indebtedness for money borrowed. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company", with the meaning of the United States Investment Company Act of 1940, as amended.

          (h) Absence of Conflicts. The execution and delivery by each Credit Party of this Agreement and each other Credit Document to which it is a party and performance by it hereunder and thereunder will not violate any law (including, without limitation, Regulations T, U and X of the Federal Reserve Board) and will not conflict with or result in a breach of any order, writ, injunction, resolution, decree or other similar document or instrument of any court or Governmental Body or its certificate of incorporation or by-laws or similar constituent documents or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture, in each case to which it is a party (by successor in interest or otherwise), or by which it is bound or any material portion of its properties or assets is affected, or, except under the Collateral Documents, result in the imposition of any Lien (other than Permitted Liens) of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Credit Parties or their Subsidiaries.

          (i) Collateral. From and after the execution and delivery of the Collateral Documents and the filing of the documents thereby required, the Agent, on behalf of the Lenders, shall have, subject only to Permitted Liens, a first-priority perfected security interest in and to all of the Collateral, free and clear of any Liens other than the Permitted Liens, and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere other than such filings in connection with this Agreement, the Collateral Documents or the Permitted Liens. Each of the representations and warranties made by each Credit Party in each Collateral Document to which it is a party is true and correct in all material respects as of each date made or deemed made.

          (j) Partnerships, Etc. No Credit Party is a partner (general or limited) of any partnership, is a party to any Joint Venture or owns (beneficially or of record) any equity or similar interest in any similar Person (including, without limitation, any interest pursuant to which such Credit Party has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

          (k) Fiscal Year. Each fiscal year of the Credit Parties and their Subsidiaries begins on January 1 of each calendar year and ends on December 31 of each calendar year.

          (l) Subsidiaries. Schedule 4.1(m) sets forth a true, correct and complete list, as of the Closing Date, of each Credit Party and its Subsidiaries, showing as to each entity (i) the jurisdiction of its organization and jurisdictions in which it is qualified to do business,


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

     (ii) the number of shares of Capital Stock of each class (A) authorized and
     (B) issued and outstanding, (iii) the percentage of the outstanding shares of Capital Stock of each Credit Party and its Subsidiaries owned directly or indirectly by the Borrower, (iv) the names of the record holders of each class of outstanding shares of Capital Stock of each Credit Party and its Subsidiaries and the number of such shares held by each such holder, (v) the number of shares of Capital Stock of each Credit Party and its Subsidiaries covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights, (vi) the percentage of those options, warrants or rights owned directly or indirectly by the Borrower or such other Persons, and (vii) the names of the record holders of such options, warrants and rights and the number of such options, warrants and rights held by each such holder.

          (m) Capitalization. All outstanding shares of Capital Stock of each Credit Party and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are free of any preemptive rights and, except as set forth on Schedule 4.1(m) and pursuant to the Collateral Documents, are owned, directly or indirectly, beneficially and of record by the Borrower free and clear of all Liens and any options, warrants and other rights.

          (n) Material Misstatements and Omissions. To the Knowledge of each Credit Party, there are no facts pertaining to any Credit Party or its Subsidiaries, their assets or properties or their businesses which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement. To the Knowledge of each Credit Party, there is no information, as of the Closing Date or the Amendment Date, which would contradict or is inconsistent in any material respect with any representation or warranty of any Credit Party contained in the Credit Documents.

          (o) Solvency. Each Credit Party and each of its Subsidiaries is
     Solvent.

          (p) Labor Practices. No Credit Party or any of its Subsidiaries is engaged in any unfair labor practice that would have a Material Adverse Effect. There is (i) no complaint of unfair labor practice pending against any Credit Party or any of its Subsidiaries or threatened against any of them before any Governmental Body and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any if its Subsidiaries or threatened against any of them, (ii) no strike or work stoppage in existence or threatened involving any Credit Party or any of its Subsidiaries that would have a Material Adverse Effect, and (iii) no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries, as the case may be, and no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          (q) Employee Benefits. No Credit Party or any Affiliate thereof sponsors, maintains, contributes to or has any obligation under any employee benefit plan, pension plan or any other plan maintained for employees which are subject to ERISA or the


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

     Internal Revenue Code. No Credit Party or any Subsidiary thereof sponsors, maintains, contributes to or has any obligation under any employee benefit plan, pension plan or any other plan maintained for employees where the aggregate liability of such Credit Party or Subsidiary is in excess of $100,000 per year. To the Knowledge of each Credit Party, each Credit Party is in compliance with all Regulations governing plans maintained for employees in the jurisdictions in which they do business.

          (r) Environmental Matters.

               (i) No Credit Party or any of its Subsidiaries has any Environmental Liabilities at any Relevant Property, which individually or in the aggregate, would have a Material Adverse Effect.

               (ii) Each Credit Party and each of its Subsidiaries: (A) has operated its business in compliance with all applicable Environmental Laws; (B) has obtained all Environmental Permits required by applicable Environmental Laws for the ownership and operation of its properties, and all such Environmental Permits are in full force and effect or such Person has made all appropriate filings for issuance or renewal of such Environmental Permits; (C) is not aware of any acts, omissions, events or circumstances that may interfere with or prevent continued compliance with the Environmental Laws and Environmental Permits referred to in the preceding clauses (A) and (B); (D) has not received notice of any asserted or threatened claim, action, suit, proceeding, hearing, investigation or request for information relating to any environmental matter; and (E) has not received notice from any Governmental Body that any Credit Party or any of its Subsidiaries is a potentially responsible party under any Environmental Law at any disposal site containing Hazardous Materials, nor received any that any lien under any Environmental Law against any property of any Credit Party or any of its Subsidiaries exists, in the case of each of clauses (A) through (E), except for matters, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (s) Insurance. The policies, binders or self-insurance programs for fire, liability, product liability, workmen's compensation, vehicular and other insurance currently held by or on behalf of each Credit Party and each of its Subsidiaries insure its material properties and business activities against such losses and risks as are commensurate with customary industry practice when entered into or renewed. As of the date hereof, all such policies, binders and self-insurance programs are in full force and effect. To the Knowledge of each Credit Party, as of the date hereof, none of the Credit Parties or any of their Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures are required. As of the date hereof, no Credit Party or any of its Subsidiaries has received notice of cancellation of any material insurance policy or binder.

          (t) Intellectual Property. Each Credit Party and each of its Subsidiaries owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including, without


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

     limitation, computer programs and software), processes, data bases and other rights necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights or otherwise, except for such instances of non-compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

          (u) Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default.

          (v) Absence of Other Defaults. No Credit Party or any of its Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which individually or in the aggregate would have a Material Adverse Effect. Each Credit Party and each of its Subsidiaries has complied and is in compliance in all respect with all laws, except for such instances of non-compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

          (w) Material Contracts. Part I of Schedule 4.1(w) sets forth a true, correct and complete list and description of all the Material Contracts, as of the Closing Date, to which any Credit Party or any of its Subsidiaries is a party. Except as set forth on Part II of Schedule 4.1(w), no Credit Party or any of its Subsidiaries is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

          (x) Brokerage Fees. No broker's or finder's fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Credit Documents, and no other similar fees or commissions will be payable by the Credit Parties for any other services rendered to the Credit Parties ancillary to the credit transactions contemplated herein.

          (y) Margin Regulations. No part of the proceeds of the Loans issued hereunder will be used for the purpose of buying or carrying any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock, in either case in a manner which would violate or conflict with Regulations T, U or X of the Board Governors of the Federal Reserve System. No Credit Party is engaged in the business of extending credit to others for the purpose of buying or carrying Margin Stock. Neither the making of the Loans nor any use of proceeds of any such Loans will violate or conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

          (z) Taxes.


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

               (i) Each Credit Party and each of its Foreign Subsidiaries has filed all tax returns required by any jurisdiction in which the Credit Party or Foreign Subsidiary does business and has not failed to pay any material taxes, or interest and penalties relating thereto, on or before the due dates thereof except for Taxes not yet due and except for those the amount or validity of which is currently being contested in good faith by appropriate proceedings. Except to the extent that reserves therefor are reflected in the Financials, (i) there are no material tax liabilities of any Credit Party or any of its Foreign Subsidiaries due or to become due for any tax year ended on or prior to the date hereof relating to such Credit Party or any of its Foreign Subsidiaries, which are not properly reflected in the consolidated financials of the Borrower, and (ii) there are no material claims pending, proposed or threatened against any Credit Party or any of its Foreign Subsidiaries for past taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such Financials.

               (ii) Each Domestic Subsidiary of the Credit Parties has filed all tax returns required by any jurisdiction in which such Domestic Subsidiary does business and has not failed to pay any material taxes, or interest and penalties relating thereto, on or before the due dates thereof except for Taxes not yet due and except for those the amount or validity of which is currently being contested in good faith by appropriate proceedings and except where such failure, individually or in the aggregate, would not have a Material Adverse Effect. Except to the extent that reserves therefor are reflected in the Financials, (i) there are no material tax liabilities of any Domestic Subsidiary of the Credit Parties due or to become due for any tax year ended on or prior to the date hereof relating to such Domestic Subsidiary, which are not properly reflected in the consolidated financials of the Borrower, and (ii) there are no material claims pending, proposed or threatened against any Domestic Subsidiary of the Credit Parties for past taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such Financials and, in each case, except where such liabilities and claims, individually or in the aggregate, would not have a Material Adverse Effect.

          (aa) USA Patriot Act; Etc. Each Credit Party and each of its Subsidiaries is in compliance in all material respects with the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"). No part of the proceeds of the extensions of credit hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the federal Foreign Corrupt Practices Act of 1977.

          (bb) OFAC. None of the Parent, any Credit Party, any Subsidiary of the Parent or any Credit Party or any Affiliate of the Parent or any Credit
     Party: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loans will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

          (cc) No Material Adverse Change. Since December 31, 2005, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

          (dd) Financial Projections. On and as of the Closing Date, the financial projections for the Borrower attached as Schedule 4.1(dd) for the period of Fiscal Year 2006 through and including Fiscal Year 2008 (the "Projections") are (i) consistent with the organizational and capital structure of the Credit Parties and their Subsidiaries described in Sections 4.1(l) and 4.1(m) and set forth on Schedule 4.1(m), (ii) consistent with the ownership of Media Assets set forth on Annex A, and
     (iii) based on good faith estimates and assumptions made by the management of Borrower (in light of circumstances known to management at such time) and, as of the Closing Date, management of Borrower believed that the Projections were reasonable and attainable in light of circumstances known at such time and taken as a whole.

          (ee) Indebtedness. Schedule 6.1(a) contains a complete and correct listing of all Indebtedness of the Credit Parties and their Subsidiaries in excess of $100,000 as of the Closing Date. Each Credit Party and its Subsidiaries has performed and is in compliance with all of the material terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Credit Party or any of its Subsidiaries exists with respect to any such Indebtedness.

          (ff) Liens. None of the properties and assets of any Credit Party or any of its subsidiaries is subject to any Lien, except Permitted Liens. No Credit Party or any of its Subsidiaries has signed any mortgage, financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except in connection with any Permitted Lien.

          (gg) Media Assets. With respect to the Media Assets listed on Annex A as having been acquired on or prior to the date hereof, Borrower, or a wholly owned direct or indirect Foreign Subsidiary of the Borrower, either
     (i) has good and marketable title to such Media Assets or (ii) owns all outstanding shares of Capital Stock of the WFOE which is party to an Internal Control Agreement with respect to such Media Assets.

          (hh) Internal Control Agreements. Each of the Internal Control Agreements that has been duly executed by the parties thereto is in full force and effect and constitutes legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principle.


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

               Section 4.2 Representations and Warranties of Lenders. Each Lender hereby represents and warrants to the Borrower, on the Closing Date and on each Borrowing Date as follows:

          (a) Purchase Entirely for Own Account. The Lender hereby confirms that the Borrower Common Shares issuable upon conversion of the Loans (if any) and the Parent Exchange Shares issuable upon conversion of the Loans (if any) will be acquired for investment for the Lenders's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. The Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Borrower Common Shares or the Parent Exchange Shares.

          (b) Accredited Investor. It is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) under the Securities Act.

          (c) Investment Experience. It is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Borrower Common Shares and Parent Exchange Shares.

          (d) Acknowledgement of Risks. It understands and accepts the following risks that may be associated with the Borrower Common Shares:

               (i) No Operating History. An investment in the Borrower involves a high degree of risk. The Borrower is a recently formed entity and therefore has no operating history upon which investors can evaluate its anticipated performance. The Borrower has been formed for the purpose of developing, owning and operating media assets in the PRC; however, certain staff (other than senior management) have yet to be hired, and therefore the Borrower has no operating history or historical financial information. Projections and forecasts regarding the Borrower and its future performance are subject to a high level of risk and uncertainty.

               (ii) No Liquidity. The Borrower Common Shares will not be registered under any securities laws and therefore cannot be resold unless they are subsequently registered under such laws or registration thereunder is not required pursuant to an exemption from such registration or otherwise. There is no public market for the Borrower Common Shares and none is expected to develop for a number of years. An investment in the Borrower is suitable only for sophisticated investors who do not require immediate liquidity for their investment.

               (iii) Country Risk. Substantially all of the Borrower's assets will be located in the PRC and enforcement of existing laws and regulations may be uncertain and sporadic, and implementation and interpretation thereof may be inconsistent. The outcome of litigation in PRC courts may be uncertain. Further, it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The introduction of new PRC laws and regulations and the interpretation of existing ones may be subject to policy changes reflecting domestic political or social changes. As the PRC legal system develops, there can be no assurance that changes in such regulation or interpretation will not have a material adverse effect on the business, financial condition, results of operations and future prospects of the Borrower.

               (iv) Regulatory Environment. PRC laws relating to foreign investments, media and financial markets are relatively new compared with those in more mature markets. New laws and regulations continue to be promulgated. There are substantial uncertainties regarding the interpretation, application and administration of current PRC laws and regulations and the impact of any new laws and regulations is unknown.

               (v) Currency Restrictions. As a holding company for operations in the PRC, the Borrower will depend on dividends and other payments from its subsidiaries and related entities in the PRC for its revenues. The remittance of funds out of the PRC as well as the exchange rate of the RMB to other currencies are highly regulated. Changes to the exchange rate regime as well as the regulations affecting the remittance of funds out of the PRC may have an adverse impact on the Borrower's ability to fund its expenses outside of the PRC or to issue dividends to its shareholders. Furthermore, any change in the exchange rates between the RMB and other currencies may also have an impact on the amount of proceeds in other currencies the Borrower receives from the PRC and, ultimately, the value of the Purchaser's investment in the Borrower. The value of the Purchaser's investment in the Borrower will also be affected by the foreign exchange rate between the HK Dollar and other currencies.

                                   ARTICLE V
                              Affirmative Covenants

               Section 5.1 Affirmative Covenants. Each Credit Party covenants and agrees that until payment in full of all Obligations, each Credit Party shall perform all the covenants in this Article V:

          (a) Basic Reporting Requirements. The Borrower shall furnish to the Agent and the Lenders:

               (i) as soon as available but in any event within ninety (90) days after the close of each Fiscal Year, the audited consolidated Financials of the Borrower and its Subsidiaries for such Fiscal Year, certified by the Borrower's accountants;

               (ii) as soon as available but in any event within sixty (60) days after the end of each Fiscal Quarter, the unaudited consolidated Financials of the Borrower and its Subsidiaries for such quarter;

               (iii) as soon as available but in any event within thirty (30) Business Days after the end of each fiscal month the unaudited consolidated Financials of the Borrower and its Subsidiaries for such month, certified by its chief financial officer pursuant to a Financial Officer Certification;

               (iv) together with the quarterly and annual audited consolidated Financials, a certificate of the Borrower certifying that no Default or Event of Default has occurred, or if a Default or an Event of Default has occurred, the actions taken by the Borrower with respect thereto;

               (v) promptly upon Borrower obtaining knowledge of (i) the institution of, or non frivolous written threat of, any Action not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Action that, in the case of either clause
          (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any material damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

               (vi) as soon as available but in no event later than the end of each Fiscal Year an updated financial projection for the succeeding Fiscal Year;

               (vii) promptly upon their becoming available, all minutes and written resolutions of the Board of Directors of the Borrower; and

               (viii) promptly upon their becoming available, copies of all statements, reports, releases, notices and any other information or data sent or made available generally by the Borrower to its shareholders.

          (b) Visitation; Verification. The Borrower and each of the other Credit Parties shall keep true and accurate books of account in accordance with GAAP and shall permit the Agent and/or any Lender and or any of their designated representatives, upon reasonable notice and at the expense of the Borrower, to visit and inspect the premises of the Borrower and/or other Credit Party, to examine the books of account of any such Persons and their Affiliates (and to make copies and/or extracts therefrom) and to discuss the affairs, finances and accounts of such Persons and their Affiliates with, and to be advised as to the same by, the officers of such Persons and to be advised as to such or other business records upon the request of the Agent and/or Lender.

          (c) Maintenance of Properties. The Borrower and each of the other Credit Parties shall maintain its corporate/legal existence and business, maintain its assets in good operating conditions and repair (subject to ordinary wear and tear and casualty damage and to all provisions of this Agreement permitting sales of certain of Borrower's assets), keep its business and assets adequately insured.

          (d) Notice of Material Events. The Borrower and each of the other Credit Parties shall notify the Agent and the Lenders promptly in writing upon an Authorized Officer becoming aware of any of the following: (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with any Environmental Law or proceeding in respect thereof which could have a Material Adverse Effect, (iii) any change of address of the Borrower or any other Credit Party, (iv) any threatened or pending litigation or similar proceeding affecting the Borrower or any other Credit Party involving claims in excess of $500,000 in the aggregate or any material change in any such litigation or proceeding previously reported, (v) claims in excess of $500,000 in the aggregate against any assets or properties of the Borrower or any other Credit Party encumbered in favor of the Agent and/or the Lenders and (vi) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

          (e) Use of Proceeds. The Borrower and each other Credit Party shall use the proceeds of the Loans only as permitted by Section 2.5 hereof (for the avoidance of doubt, the proceeds of the Loans shall not be used for the purpose of purchasing or carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224). The Borrower shall not transfer any of the proceeds of the Loans to, nor use any such proceeds for the benefit of, any of its Subsidiaries that is not a Guarantor hereunder.

          (f) Further Assurances.

               (i) The Borrower and each of the other Credit Parties shall cooperate with the Agent, take such action, execute such documents, and provide such information as the Agent may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Credit Documents.

               (ii) The Borrower and each of the other Credit Parties shall promptly, upon request by any Lender, correct, and cause each of the other parties to the Credit Document to promptly correct, any defect or error that may be discovered in any Credit Document or in the execution, acknowledgment or recordation of the Credit Document. Promptly upon request by the Agent or the Required Lenders, the Borrower and each other Credit Party shall execute, authorize, acknowledge, deliver, record, file and register, any and all such further acts, deeds, conveyances, documents, security agreements, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or the Required Lenders may require from time to time in order to carry out more effectively the purposes of each Credit Document. Without limiting the foregoing, the Borrower and/or each other Credit Party shall (A) authorize the filing by Agent of UCC-1 financing statements for all jurisdictions requested by the Agent, and
          (B) take such action from time to time

          (including, without limitation, authorizing, filing, executing and/or delivering such assignments, security agreement and other instruments) as shall be reasonably requested by the Agent to create, in favor of the Lenders, to the extent required under the respective Collateral Documents and to the maximum extent permitted under applicable law, a first-priority perfected Lien in all of the Collateral, subject only to Permitted Liens.

          (g) Bridge Loan. Borrower shall repay the Bridge Loan in full within five (5) Business Days from the date hereof.

          (h) Insurance. The Borrower and each of the other Credit Parties shall maintain, at its respective expense, and keep in effect with responsible insurance companies, such liability insurance for bodily injury and third-party property damage as is customary in the case of companies engaged in the same or similar business or having similar properties, similarly situated. The Borrower and each of the other Credit Parties shall keep and maintain, at its expense, its material real and personal property insured against loss or damage by fire, theft, explosion, spoilage and all other risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount equal to the full replacement or cash value thereof, subject to deductible amounts which the Borrower, in its reasonable judgment, deems prudent.

          (i) Information Regarding Collateral. The Borrower and each of the other Credit Parties will furnish to the Agent prompt written notice of any change in (i) any Credit Party's corporate name or any trade name used to identify it in the conduct of its business or any Credit Party's chief executive office, its principal place of business or its jurisdiction of organization, (ii) any Credit Party's identity or corporate structure or
     (iii) any Credit Party's federal Taxpayer Identification Number (if any). The Borrower and each of the other Credit Parties will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC and all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Lien established under any Credit Document on the Collateral.

          (j) Existence; Conduct of Business. The Borrower and each of the other Credit Parties will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits (including, without limitation, Environmental Permits) privileges, franchises, patent, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.1(g).

          (k) Payment of Obligations. The Borrower and each of the other Credit Parties will pay their Indebtedness and other obligations, including Tax liability, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not result in a Material Adverse Effect.

          (l) Compliance with Laws. The Borrower and each of the other Credit Parties will comply with all laws (including, without limitation, all Environmental Laws), rules, licenses, permits, Regulations and orders of any Governmental Body applicable to it or its property, except where failures to do so, in the aggregate, would not result in a Material Adverse Effect.

          (m) Subsidiaries. If any Foreign Subsidiary is formed or acquired after the Closing Date, the Borrower and each of the other Credit Parties will, within three Business Days after such Foreign Subsidiary is formed or acquired, notify the Agent and the Lenders thereof and, if such Foreign Subsidiary directly or indirectly holds any Media Assets or any outstanding shares of Capital Stock of a WFOE which is party to an Internal Control Agreement with respect to such Media Assets, each Credit Party will cause any equity interest in or Indebtedness owned by or on behalf of any Credit Party to be added to the Collateral.

          (n) Guarantors. The Borrower and each of the other Credit Parties shall cause any wholly-owned Foreign Subsidiaries formed after the date hereof which directly or indirectly holds any Media Assets or any outstanding shares of Capital Stock of a WFOE which is party to an Internal Control Agreement with respect to such Media Assets (each, a "Guarantor") to become a Guarantor hereunder by (i) executing a joinder to this Agreement in the form of Exhibit G hereto and (ii) executing a guaranty in the form of Exhibit D hereto. Upon delivery of any such joinder and such guaranty to Agent, notice of which is hereby waived by the parties hereto, each such Guarantor shall be as fully a party hereto as if such Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any such Foreign Subsidiary of the Borrower and each of the other Credit Parties to become a Guarantor hereunder.

          (o) Reserved Shares. The Borrower shall reserve a sufficient number of authorized Borrower Common Shares for issuance such that at all times there are enough Borrower Common Shares to fully convert the Loan Conversion Amount upon election by the Lenders to convert into Borrower Common Shares in accordance with Section 2.13 herein.

          (p) Additional Media Assets. Any Media Asset acquired after the date hereof shall be (i) held by the Borrower or a Subsidiary of the Borrower or
     (ii) subject to an Internal Control Agreement with any Credit Party or any Subsidiary of any Credit Party.

                                   ARTICLE VI
                     Negative Covenants/Financial Covenants

               Section 6.1 Negative Covenants. Each Credit Party covenants and agrees that until all of the Obligations have been paid in full, each Credit Party shall perform all covenants in this Section 6.1:

          (a) Indebtedness. No Credit Party or any of its Subsidiaries shall create, incur, permit to exist or assume any Indebtedness other than (i) Indebtedness to the Agent and/or the Lenders arising under the Credit Documents, (ii) Indebtedness of Credit Parties existing as of the date hereof set forth on Schedule 6.1(a) hereto, (iii) Indebtedness in respect of taxes or other governmental charges contested in good faith by appropriate proceedings and for which such Credit Party has made appropriate reserves, (iv) Indebtedness of the Credit Parties incurred under Capital Leases entered into in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination, (v) Indebtedness in RMB which is entirely secured by a Dollar deposit and which is incurred solely for the purpose of converting Dollars into RMB required for working capital purposes in the PRC, (vi) Indebtedness owing to a Credit Party by a Subsidiary of any Credit Party which is subordinated to the Obligations; or (vii) trade or other similar Indebtedness on normal commercial terms incurred in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination and payable within 90 days (the Indebtedness described in the foregoing clauses
     (i) through (vii) of this paragraph, collectively, the "Permitted Indebtedness").

          (b) Liens. No Credit Party shall create or incur any Liens on any of the property or assets of such Credit Party except (i) Liens securing the Obligations, (ii) Liens securing taxes or other governmental charges not yet due or due but contested in good faith by appropriate proceedings and for which such Credit Party has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iii) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar statutory Liens arising in the ordinary course of such Credit Party's business, less than 120 days old as to obligations not yet due or due but contested in good faith by appropriate proceedings and for which such Credit Party has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iv) easements, rights of way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Material Adverse Effect on the Borrower and/or any Credit Party, (v) Liens securing obligations arising under the Equity Documents (the liens described in the foregoing clauses (i) through (v) of this paragraph, the "Permitted Liens").

          (c) Sales and Lease-Backs. No Credit Party shall directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property where the market value of such property or the aggregate obligations are in excess of $100,000 (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (i) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any other Credit Party), or (ii) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than a Borrower or any other Credit Party) in connection with such lease.

          (d) Transactions with Shareholders and Affiliates. No Credit Party shall directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service, but excluding the transactions contemplated by this Agreement and purchase agreements in connection therewith) between a Significant Person and the Borrower or any of its Subsidiaries except (i) transactions between the Borrower and any of its wholly owned Subsidiaries,
     (ii) transactions between any wholly-owned Subsidiaries of the Borrower and
     (iii) those transactions that are (A) on terms no less favorable to the Borrower or such Credit Party, as the case may be, than those that generally might be obtained at the time from a Person who is not such a holder or an Affiliate and (B) approved by the board of directors of the Borrower or such Credit Party; provided, the foregoing restriction shall not apply to (x) any transaction between the Borrower and the Parent and
     (y) compensation and expense reimbursement arrangements for directors, officers and other employees of the Credit Parties entered into in the ordinary course of business.

          (e) [Reserved]

          (f) [Reserved]

          (g) Mergers; Asset Sales. Neither the Borrower nor any other Credit Party shall (i) become party to a merger or consolidation, (ii) sell, lease or otherwise dispose of assets other than (A) in the ordinary course and not to exceed in the aggregate $500,000 per Fiscal Year and (B) disposals of obsolete, worn out or surplus property, (iii) make any changes in the corporate structure or identity of the Borrower or any other Credit Party which has a Material Adverse Effect on the Borrower and/or such Credit Party or (iv) enter into any agreement to do any of the foregoing; provided, that, any Credit Party (other than the Borrower) may merge with and into the Borrower or any other Credit Party upon not less than thirty
     (30) days' prior written notice to the Agent of such merger. For the avoidance of doubt, sales and other dispositions of assets which are either not prohibited by this Section 6.1(g) or expressly consented to by the Agent shall be deemed permitted sales of assets for all purposes of this Agreement, including, without limitation, Section 10.1(e)

          (h) [Reserved]

          (i) Restricted Payments. Neither the Borrower nor any other Credit Party shall, directly or indirectly, declare, order, pay, make or set apart any sum for (i) any Restricted Junior Payment or (ii) Indebtedness owed to any Affiliate of a Credit Party other than (A) payments in respect of Permitted Indebtedness made to the Borrower or a wholly-owned Subsidiary or
     (B) Repayment of EconWorld Indebtedness.

          (j) Limitations on Exchange and Issuance of Capital Stock. Neither the Borrower nor any other Credit Party shall create, issue or sell (i) any class, series or shares of preferred stock (other than the Preferred Shares), (ii) any class, series or shares of Capital

     Stock (other than the Preferred Shares) that is senior in rights in any respect (including, without limitation, right of payment, right of repayment, rights in liquidation, right of redemption or right to dividends) to the Borrower Common Shares or the common stock of any Credit Party, (iii) any class or series of Capital Stock that is convertible or exchangeable into Indebtedness, preferred stock or Capital Stock that is senior in rights in any respect (including, without limitation, right of payment, right of repayment, rights in liquidation, right of redemption or right to dividends) to the Borrower Common Shares or the common stock of any Credit Party or (iv) any shares of Preferred Shares other than those shares issued under the Share Purchase Agreement.

          (k) Subsidiaries. Neither the Borrower nor any other Credit Party shall form, cause or permit to be formed or cause or permit to exist, any other Foreign Subsidiary, unless (i) such Foreign Subsidiary does not (directly or indirectly) hold any Media Asset and does not (directly or indirectly) hold any outstanding shares of Capital Stock of a Subsidiary which is party to an Internal Control Agreement with respect to such Media Asset or (ii) if such Foreign Subsidiary directly or indirectly holds any Media Assets or directly or indirectly holds any outstanding shares of Capital Stock of a Subsidiary which is party to an Internal Control Agreement with respect to such Media Asset, such Foreign Subsidiary is wholly-owned by a Credit Party and (x) all property and assets of such newly formed Foreign Subsidiary and (y) all stock of any class of such newly formed Foreign Subsidiary, in each case, are pledged to the Agent for the benefit of the Agent and Lenders in accordance with the terms hereof and of the Collateral Documents.

          (l) Conduct of Business. From and after the Closing Date, neither the Borrower nor any other Credit Party shall engage in any business other than
     (i) the Permitted Business, and (ii) such other lines of business as may be consented to by the Lenders.

          (m) Organizational Documents. From and after the Closing Date, neither the Borrower nor any other Credit Party shall agree to any material amendment, restatement, supplement or other modification to, or waiver of
     (x) any provision in the Articles of Association relating to the rights of the Preferred Shares, or (y) any of its organizational or constitutive documents in a manner adverse to the rights of any Lender, without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

          (n) Bankruptcy. Neither the Borrower nor any other Credit Party shall institute any proceeding seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seek the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any of its assets, or make a general assignment for the benefit of creditors.

          (o) Liquidation or Dissolution. The Borrower shall not seek, or cause or permit, the liquidation, dissolution or winding up of the Borrower.

                                   ARTICLE VII
             Increased Costs; Taxes; Indemnification; Set Off; Etc.

               Section 7.1 Increased Costs; Capital Adequacy. In the event that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or Regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling, corporation on an after tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 7.1, which statement shall be conclusive and binding, upon all parties hereto absent manifest error. This provision shall not apply to the extent any such increased cost is attributable to the willful breach or gross negligence by the Lender or its Affiliates in respect of any law or regulation.

               Section 7.2 Taxes; Withholding, etc.

          (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Agent or any Lender under any of the Credit Documents: (i) the Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it, (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender, (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made, and (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause
     (ii) above to pay, Borrower shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

          (c) [Reserved]

               Section 7.3 Indemnification.

          (a) Indemnification by the Borrower. The Borrower and each Credit Party will indemnify and defend the Agent, the Lenders and each of their respective shareholders, partners, members, managers, directors, officers, employees, agents, attorneys and Affiliates (collectively, the "Indemnified Persons") against and hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, costs, expenses, claims, penalties, Actions, judgments, disbursements of any kind or nature whatsoever, interest, fines, cleanup costs, settlements, costs of preparation and investigation, costs incurred in enforcing this indemnity and reasonable attorneys' fees and expenses (collectively, "Losses"), that the Indemnified Persons may incur, suffer, sustain or become subject to arising out of, relating to, or due to (i) any inaccuracy or breach of any of the representations and warranties of any Credit Party contained in any Credit Document or in any certificate delivered thereunder, (ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of any Credit Party contained in any Credit Document or in any certificate delivered thereunder, (iii) any Environmental Liability, (iv) any use of proceeds of any Loans and/or (v) any amendment of any Credit Document or Equity Document; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent such Losses arise out of the gross negligence or willful misconduct of such Indemnified Person. Upon request of an Indemnified Person, the Borrower shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in connection with any Losses or threatened Losses and shall pay the reasonable fees and disbursements of such counsel. The Indemnified Person shall have the right to employ its own counsel at the expense of the Borrower if (i) the employment of counsel by the Indemnified Person at the Borrower's expense has been authorized in writing by Borrower, (ii) the Borrower has not in fact employed counsel to represent the Indemnified Person within a reasonable time after receiving notice of a request for the retention of counsel or (iii) both the Indemnified Person and Borrower are implicated with respect to the Losses or the threatened Losses, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in each of which cases the reasonable fees and expenses of counsel (including local counsel) will be at the expense of the Borrower, and all such fees and expenses will be reimbursed promptly as


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     they are incurred.

          (b) Contribution. If the indemnification provided for in this Section
     7.3 is prohibited under applicable Regulations to an Indemnified Person, then the Borrower and each Credit Party, in lieu of indemnifying the Indemnified Person, will contribute to the amount paid or payable by the Indemnified Person as a result of the Losses in such proportion as is appropriate to reflect the relative fault of Borrower, on the one hand, and of the Indemnified Person, on the other, in connection with the events or circumstances which resulted in the Losses as well as any other relevant equitable considerations.

               Section 7.4 Right of Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and Agent are hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or Agent to or for the credit or the account of any Credit Party against and on account of the Obligations of any Credit Party to such Lender or Agent hereunder, irrespective of whether or not (a) such Lender or Agent shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder or the other Credit Documents shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured.

               Section 7.5 Funding Breakage. In addition to the compensation required under Section 7.1, the Borrower agrees to pay all reasonable administrative fees charged by Lender and indemnify each Lender against any loss or expense (including loss of margin) which such Lender has incurred as a consequence of any payment or prepayment of any Loan on a day other than the last day of the corresponding Interest Period (whether or not such payment is mandatory or automatic and whether or not such payment or prepayment is then due).

     If any Lender sustains or incurs any such loss or expense or if Lender has charged the Borrower for an administrative expense it shall from time to time promptly notify the Borrower and the Agent in writing setting forth in reasonable detail the amount determined in good faith by such Lender (such determination shall be conclusive absent manifest error) to be necessary to indemnify such Lender for such loss or expense and the amount of such administrative expense. Such amount shall be due and payable by the Borrower to the Agent for the account of such Lender, five Business Days after such notice is given.

               Section 7.6 Mitigation. The Lenders shall, in consultation with the Borrower, take reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Section 2.8 (Changed Circumstances) Section 7.1 (Increased Costs; Capital Adequacy), Section 7.2 (Taxes; Withholding, etc.) or


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          Section 7.5 (Funding Breakage) including (but not limited to)
          transferring its rights and obligations under the Credit Documents to another then-existing Affiliate of Lender; provided, that no Lender shall be required to take any action that would require such Lender to incur or increase any cost or would have any adverse economic effect on such Lender.

                                  ARTICLE VIII
                                Events of Default

               Section 8.1 Events of Default. Any one or more of the following events which shall occur and be continuing shall constitute an "Event of Default":

          (a) Failure to Make Payments When Due. Failure by the Borrower to pay when due any installment of principal or, or interest on, the Loans, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or any fee or any other amount due hereunder, and such failure, except in respect of principal, is continuing two (2) Business Days after the date due therefor unless both
     (i) such failure to pay is caused by administrative or technical error and
     (ii) payment is made within thirty (30) days of its due date;

          (b) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5,
     Article V or Article VI and such failure is continuing and not waived by the Required Lenders sixty (60) days after the date such term or condition should have been performed or complied with;

          (c) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing, pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made or, if the circumstances giving rise to the false representation, warranty, certification or other statement are capable of modification or rectification such that thereafter the representation, warranty, certification or other statement would be correct, the representation, warranty, certification or other statement shall be false in any material respect as of the date that is sixty (60) days from the date when originally made or deemed made;

          (d) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other section of this Section 8.1, and such default shall not have been remedied or waived within sixty (60) days after the earlier of (i) the date upon which an Authorized Officer of the Borrower had Knowledge of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Lender;

          (e) Default Under Other Agreements. (i) Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or


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

     more items of Indebtedness beyond the grace period, if any, provided therefor, (ii) any Indebtedness of any Credit Party is declared to be or otherwise becomes due and payable prior to its scheduled maturity as a result of an event of default (however described) or (iii) any creditor of any Credit Party declares any Indebtedness of any Credit Party due and payable prior to its scheduled maturity as a result of an event of default (however described); provided, however, that no Event of Default shall occur under this Section 8.1(e) if the aggregate amounts payable under subsections (i) to (iii) above is less than $500,000 (or its equivalent in any other currency or currencies);

          (f) Involuntary Bankruptcy, Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Parent, the Borrower or any of Borrower's Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against the Parent, the Borrower or any of Borrower's Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent, the Borrower or any of Borrower's Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Parent, the Borrower or any of Borrower's Subsidiaries for all or a substantial part of its property or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property the Parent, the Borrower or any of Borrower's Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged;

          (g) Voluntary Bankruptcy, Appointment of Receiver, etc. (i) The Parent, the Borrower or any of Borrower's Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Parent, the Borrower or any of Borrower's Subsidiaries shall make any assignment for the benefit of creditors, or (ii) the Parent, the Borrower or any of Borrower's Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Parent, the Borrower or any of Borrower's Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f);

          (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $500,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either


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

     case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

          (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of the Parent, the Borrower or any of Borrower's Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days;

          (j) Change of Control. A Change of Control shall occur;

          (k) Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected first priority Lien, subject only to Permitted Liens, in any material portion of Collateral purported to be covered by the Collateral Documents or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party; or

          (l) Internal Control Agreements. At any time after the execution and delivery thereof, any Internal Control Agreement ceases to be in full force and effect (other than by its terms) or shall be declared null and void, except where such cessation or declaration would not result in a Material Adverse Effect.

               Section 8.2 Remedies. Upon and after the occurrence of an Event of Default:

          (a) Certain Remedies. The Borrower shall immediately either (i) pay to each Lender an amount equal to the Loan Payment Amount (determined as of the date of the Event of Default) for such Lender, or (ii) deliver to each Lender the Parent Exchange Shares (determined as of the date of the Event of Default) for such Lender; provided, the Borrower may not elect to deliver Parent Exchange Shares (and therefore must make the Loan Payment Amount) unless such Parent Exchange Shares is listed on a Qualified Exchange and freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Lender may reject any such payment of the Loan Payment Amount or delivery of the Parent Exchange Shares and instead elect to convert its Loans into Borrower Common Shares pursuant to Section 2.13 hereunder. Borrower shall provide five (5) Business Days prior written notice (if possible) to the Agent of its election pursuant to this Section 8.2(a) either to pay the Loan Payment Amount or to provide the Parent Exchange Shares and Agent shall have three
     (3) Business Days from the date it receives such notice from Borrower to elect to convert into Borrower Common


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

     Shares pursuant to Section 2.13. For purposes of clarification, if any Lender elects to convert to Borrower Common Shares pursuant to Section 2.13 hereunder, the Borrower shall not have the option of paying the Loan Payment Amount or delivering Parent Exchange Shares. If the Borrower fails to pay the Loan Payment Amount or deliver the Parent Exchange Shares or Borrower Common Shares, as the case may be, to each Lender on the date of the Event of Default, then (in addition to all other remedies) interest shall accrue on the Loan Payment Amount and the Loans, respectively, at the Default Rate, and all amounts due shall thereafter be payable on demand.

          (b) Remedies in All Events of Default. The Agent shall, at the request of or with the consent of the Required Lenders, (i) exercise all rights and remedies provided in the Credit Documents, (ii) exercise any right of counterclaim, setoff, banker's lien or otherwise which it may have with respect to money or property of the Borrower, (iii) bring any lawsuit, action or other proceeding permitted by law for the specific performance of, or injunction against any violation of, any Credit Document and may exercise any power granted under or to recover judgment under any Credit Document, (iv) enforce any and all Liens and security interests created pursuant to the Credit Documents, and (v) exercise any other right or remedy permitted by applicable Regulations.

          (c) Lenders' Remedies. Unless otherwise directed by the Required Lenders, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 8.2, the Required Lenders, if owed any amounts with respect to the Loans, may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Credit Documents or any instrument pursuant to which the Obligations to the Lenders are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the such Lenders, but subject to the provisions of Section 9.9(b).

          (d) Remedies Non-Exclusive. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                   ARTICLE IX
                                    The Agent

               Section 9.1 Appointment of Agent. PPAS is hereby appointed Agent hereunder, and each Lender hereby authorizes the Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. The Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Article IX are solely for


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

          the benefit of the Agent and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any of the Credit Parties. The Agent without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.

               Section 9.2 Powers and Duties. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. The Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys in fact, or may assign such duties to its wholly owned nominee without the consent of the Lenders, and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. The Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

               Section 9.3 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Credit Document by or through third parties, agents, employees or attorneys in fact (any such entity, a "Sub-Agent") or may assign such duties to its wholly owned nominee without the consent of the Lenders, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any Sub-Agent that it selects as long as such selection was made with reasonable care. The Borrower and each Lender hereby agree that any Sub-Agent appointed hereunder shall be entitled to the benefit of the provisions of Sections 7.3, 9.2, 9.4, 9.5, 9.6, 9.7, 9.9, 9.10 and
          9.11 of this Agreement as if such Sub-Agent is a party to this Agreement.

               Section 9.4 General Immunity.

          (a) No Responsibility for Certain Matters. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to any Lender or by or on behalf of any Credit Party to the Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or


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

     business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

          (b) Exculpatory Provisions. None of the Agent or any of its officers, trustees, partners, members, directors, employees, attorneys or agents shall be liable to Lenders for any action taken or omitted by the Agent under or in connection with any of the Credit Documents except to the extent caused by the Agent's gross negligence or willful misconduct. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.1) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), the Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and the other Credit Parties), accountants, experts and other professional advisors selected by it, and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.1). The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document which involves discretionary decision-making absent express written instructions from the Required Lenders with respect thereto.

               Section 9.5 Agent Entitled to Act with Borrower. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

               Section 9.6 Lenders' Representations, Warranties and Acknowledgment.

          (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in


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

     connection with Borrowings hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

          (b) Each Lender, by delivering its signature page to this Agreement and funding or holding any of its Loans and accepting its Commitments on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by the Agent or Lenders, as applicable on the Closing Date.

               Section 9.7 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally (and not jointly) agrees to indemnify the Agent and its stockholders, directors, officers, employees, agents, attorneys and Affiliates (each an "Indemnified Agent Person"), to the extent that the Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnified Agent Person in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as the Agent in any way relating to or arising out hereof or in connection with the Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, further, in no event shall this sentence require any Lender to indemnify the Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof, and provided, further, this sentence shall not be deemed to require any Lender to indemnify the Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

               Section 9.8 Successor Agent.

          (a) The Agent may resign at any time by giving not less than ten (10) Business Days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be (i) one of the Lenders or an Affiliate of one of the Lenders or (ii) a Person


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     who would be an eligible successor agent if appointed by the resigning
     Agent under Section 9.8(b).

          (b) If no successor Agent shall have been so appointed by the Lenders within ten (10) Business Days after the resigning Agent's giving of notice of resignation, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $250,000,000. In the event that the Agent is unable to appoint a replacement successor within ten (10) Business Days after it is entitled to do so after using reasonable efforts, the Agent may nonetheless resign by delivering a written resignation to the Lenders and the Borrower, provided that in such circumstances, and unless and until a successor Agent is appointed, the Agent shall remain Agent solely for the purpose of serving as secured party of record with respect to the Collateral, its sole duty in that capacity shall be to take such ministerial actions as it shall be directed to take by the Lenders (including, without limitation, the execution and delivery of documents or instruments relating to the Collateral), and the Agent shall be entitled to reimbursement from the Borrower for its out of pocket costs and expenses and reasonable compensation from the Borrower for its services. If the Agent has resigned and no successor Agent has been appointed, subject to the preceding sentence, the Lenders shall perform the duties of the Agent hereunder, and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and shall deal directly with the Lenders.

          (c) No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment in writing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing of such financing statements, or amendments thereto, and such other instruments and notices, as may be necessary or desirable or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted under the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the resigning Agent, and the resignation or termination of the Agent shall then be effective for all purposes. Upon the effectiveness of the resignation or termination of the Agent, the resigning Agent shall be discharged from its duties and obligations under the Credit Documents. After the effectiveness of the resignation or termination of an Agent, the provisions of Section 7.3, Section 10.3 and this Article IX shall inure to the former Agent's benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent under this Agreement.

               Section 9.9 Collateral Documents.

          (a) Agent as Agent under Collateral Documents. Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Collateral and the Collateral Documents. Subject to Section 10.1, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Lenders have otherwise consented in the manner


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

     provided herein.

          (b) Agent's Right to Realize on Collateral. Anything contained in any of the Credit Documents to the contrary notwithstanding the Borrower, Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Agent, on behalf of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.

               Section 9.10 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               Section 9.11 Delivery of Documents, Notices, Etc. In addition to, and in furtherance of any requirement placed upon the Agent herein to deliver, provide, distribute, notify or otherwise convey items received from the Borrower to the Lenders, the Agent shall promptly notify Lenders of any notices, documents, requests, demands or other items Agent received from Borrower and promptly deliver or convey, to the extent they are in written form, such notices, documents, requests, demands or items to the Lenders.

                                    ARTICLE X
                                  Miscellaneous

               Section 10.1 Amendments and Waivers; Release of Collateral.

          (a) General. Subject to Section 10.1(b) and Section 10.1(c) below, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall be effective without the written consent of the Required Lenders.


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

          (b) Other Consent. Notwithstanding the provisions of Section 10.1(a) above, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to the Agent, or any other provision hereof as the same applies to the rights or obligations of the Agent, in each case without the consent of the Agent.

          (c) Prior Unanimous Written Consent. Without the prior unanimous written consent of the affected Lenders,

               (i) no amendment, consent or waiver shall (A) affect the amount or extend the time of the obligation of any Lender to make Loans or
          (B) extend the originally scheduled time or times of repayment of the principal of the Loans or (C) alter the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (D) alter the amount of the principal of the Loans or the rate of interest thereon or (E) alter the amount of any fee payable hereunder to the account of the Lenders or (F) permit any subordination of the principal of or interest on the Loans or (G) permit the subordination of the Lien created by the Collateral Documents in any of the Collateral,

               (ii) no Collateral, other than in connection with any Asset Sale made in accordance with the terms hereof or as otherwise specifically permitted in this Agreement or the Collateral Documents, shall be released from the Lien of the Collateral Documents; and

               (iii) none of the provisions of this Section 10.1(c) shall be amended.

          (d) Effect of Notices, Waivers or Consents. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section
     10.1 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

          (e) Certain Collateral Releases. The Borrower is entitled to receive, and the Agent is authorized to effect, the release of Collateral that is the subject of an Asset Sale or any other sale made in accordance with the terms hereof or as otherwise specifically permitted in this Agreement or the Collateral Documents from the Lien of the Collateral Documents.

               Section 10.2 Notices. All notices, requests, demands and other communications to any party or given under any Credit Document (collectively, the "Notices") will be in writing and delivered personally, by overnight courier or by registered mail to the parties at the following address or sent by facsimile, with confirmation received, to the facsimile number specified below (or at such other


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

          address or telecopy number as will be specified by a party by like notice given at least five calendar days prior thereto):

          (a) If to the Borrower, at:

               Xinhua Finance Media Limited
               Suite 2003-5
               Vicwood Plaza
               199 Des Voeux Road
               Central, Hong Kong
               Attention: John McLean
               Telephone: +852 3196 3939
               Facsimile: +852 2541 8266

               With a copy to:

               Preston Gates & Ellis
               35th Floor
               Two International Finance Center
               8 Finance Street
               Central, Hong Kong
               Attention: Clifford Ng
               Telephone: +852 2511 5100
               Facsimile: +852 2511 9515

          (b) If to the Agent, at:

               Patriarch Partners Agency Services, LLC
               227 West Trade Street, Suite 1400
               Charlotte, North Carolina 28202
               Attention: Loan Administration/XFM
               Telephone: (704) 227 1200
               Facsimile: (704) 375 0358

               with a copy to:

               Patriarch Partners, LLC
               40 Wall Street, 25th Floor
               New York, NY 10005
               Attention: Craig Newman, Esq.
               Telephone: (212) 825-0550
               Facsimile: (212) 825-2038

               with a copy to:

               Richards Spears Kibbe & Orbe LLP
               One World Financial Center


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

               New York, New York 10281
               Attention: Jonathan Kibbe, Esq.
               Telephone: (212) 530 1800
               Facsimile: (212) 530 1801

          (c) If to the Lenders, to the address for such Lender set forth on the signature pages hereto.

All Notices will be deemed delivered when actually received. Each of the parties will hereafter notify the other in accordance with this Section of any change of address or telecopy number to which notice is required to be mailed.

               Section 10.3 Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Loans shall be made, the Borrower agrees to pay promptly:

          (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; the reasonable fees, expenses and disbursements of counsel to Lenders and Agent in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by the Borrower;

          (b) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent, for the benefit of Lenders and Agent, pursuant hereto, including, without limitation, filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Agent and Lenders;

          (c) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers;

          (d) all the actual costs and reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Agent and its counsel) in connection with the inspection, verification, custody or preservation of any of the Collateral, to the extent required or permitted hereunder;

          (e) after the occurrence of a Default or an Event of Default, all costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent or Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including without limitation in the nature of a "work out" or pursuant to any insolvency or bankruptcy cases or proceedings; and

          (f) all third party costs, fees and expenses incurred in connection with payment of any amounts due under the Loan Documents or Equity Documents (including, without limitation, any fees charged by any sending bank or receiving bank); and

          (g) the foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Credit Documents regarding costs and expenses to be paid by the Borrower.

               Section 10.4 Enforceability; Successors and Assigns.

          (a) Enforceability; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by the Borrower hereto without the prior written consent of the Agent and each Lender. Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning party of any obligation under this Agreement.

          (b) Assignments. Each Lender may assign (each, an "Assignment") to one or more (i) Affiliated Assignees and/or to any other Lender all or a portion of its rights and obligations under this Agreement (including all or a portion of such Lender's Loans, Commitments and Notes, as the case may
     be) without the consent of the Borrower or the Agent or (ii) Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of such Lender's Loans, Commitments and Notes, as the case may be) only with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), unless an Event of Default shall have occurred and is continuing in which case no consent of the Borrower is required, and the Agent. In connection with any such Assignment, the assigning Lender and the Assignee shall execute and deliver to the Agent an Assignment Agreement, in the form of Exhibit H (each, an "Assignment Agreement"), and a $3,500.00 fee (the "Assignment Fee") payable to Agent. Upon its receipt of a duly executed and completed Assignment Agreement, Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and shall maintain a copy of such Assignment Agreement in its Principal Office. From and after the effective date of an Assignment, the Assignee shall be a party hereto and, to the extent of the interest assigned pursuant to the Assignment, have the rights and obligations of a lender under this Agreement, and the assigning Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement. The Borrower hereby consents to the disclosure of any information obtained by Lender in connection with this Agreement to any Person to which Lender sells, or proposes to sell, its Loans, Commitment or Notes provided any such Person shall agree to keep any such information confidential.

          (c) Participations. Each Lender may sell participations (each, a "Participation") to one or more Persons (each, a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of such Lender's Loans, Commitment and Notes, as the case may be); provided that
     (i) such Lender's obligations under this Agreement shall remain unchanged,
     (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with the Lender and Agent in connection with the Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce the Credit Documents and to approve any amendment, modification or waiver of any provision of the Credit Documents. The Borrower hereby consents to the disclosure of any information obtained by a Lender in connection with this Agreement and/or any other Credit Agreement to any Person to which such Lender participates, or proposes to participate, its Loans, Commitments or Notes.

          (d) Notwithstanding anything else to the contrary contained herein, any Lender may any time pledge its Loans and such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank and, in the case of any Lender that is a fund, to its trustee for the benefit of its investors; provided, that no such pledge to a Federal Reserve Bank (or in the case of any Lender that is a fund, to its trustee for the benefit of its investors) shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

               Section 10.5 Lenders' Obligations Several: Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation of any other Lender hereunder. Nothing contained in any Credit Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided the Agent fails or refuses to exercise any independent debt, and, provided the Agent fails or refuses to exercise any remedies against Borrower after receiving the direction of the Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

               Section 10.6 Integration. This Agreement and the other Credit Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

               Section 10.7 No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement or any of the other Credit Documents will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Credit

          Documents will be cumulative and not exclusive of any rights or remedies provided by law.

               Section 10.8 Submission to Jurisdiction. Each of the Borrower, the other Credit Parties, the Agent and the Lenders hereby (a) agrees that any Action with respect to any Credit Document may be brought only in the New York State courts sitting in New York County or the federal courts of the United States of America for the Southern District of New York and sitting in New York County, (b) accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts, (c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions, and (d) irrevocably consents to the service of process of any of the courts referred to above in any Action by the mailing of copies of the process to the parties hereto as provided in Section
          10.2. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process.

               Section 10.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

               Section 10.10 Governing Law. This Agreement and the other Credit Documents, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

               Section 10.11 Waiver of Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER


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

          THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               Section 10.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               Section 10.13 Survival. All representations, warranties, covenants, agreements, and conditions contained in or made pursuant to this Agreement or the other Credit Documents shall survive (a) the making of the Loans and the payment of the Obligations and (b) the performance, observance and compliance with the covenants, terms and conditions, express or implied, of all Credit Documents, until the due and punctual (i) indefeasible payment of the Obligations and (ii) performance, observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other Credit Documents; provided, however, that the provisions of Article VII, Section 9.6 and Section 10.3 shall survive (i) indefeasible payment of the Obligations and (ii) performance, observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other Credit Documents.

               Section 10.14 Maximum Lawful Interest.

          (a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, no interest rate specified in this Agreement or any other Credit Document shall at any time exceed the Maximum Rate. If at any time the interest rate otherwise (but for the terms and provisions of this Section 10.14) contracted for in this Agreement or any other Credit Document (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all time been in effect.

          (b) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, none of the terms and provisions of this Agreement or any other Credit Document shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Credit

     Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this
     Section 11.14(b) or (ii) an amount which, when added to all other interest payable under this Agreement and the other Credit Documents, equal the Maximum Rate. If, notwithstanding the foregoing, the Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower or other appropriate Credit Party. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower, the Agent and the Lenders shall, to the maximum extent permitted by law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Agent and/or the Lenders, as appropriate, shall refund to the Borrower or other appropriate Credit Party the amount of such excess and, in such event, the Agent and the Lenders shall not be subject to any penalties provided for by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

               Section 10.15 Interpretation. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement and (b) article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified. Unless the context otherwise requires, the term "including" will mean "including, without limitation." The headings in this Agreement and in the Schedules are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

               Section 10.16 Ambiguities. This Agreement and the other Credit Documents were negotiated between legal counsel for the parties and any ambiguity in this Agreement or the other Credit Documents shall not be construed against the party who drafted this Agreement or such other Credit Documents.

               Section 10.17 Agent for Service of Process. The Borrower and each Credit Party irrevocably appoints Market News International with an office at 40 Fulton


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

          Street 5/F, New York, NY 10038 as its agent for service of process and consents to the service of copies of the summons and complaint and any other process which may be served in any action or proceeding by the mailing of copies of such process to such agent.

[Remainder of page intentionally left blank; signatures on following pages.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:                               XINHUA FINANCE MEDIA LIMITED


                                        By: /s/ Fredy Bush
                                            ------------------------------------
                                        Name: Fredy Bush
                                        Title: Director

Credit Agreement

GUARANTORS:                             MING SHING INTERNATIONAL LIMITED


                                        By: /s/ Andrew Chang
                                            ------------------------------------
                                        Name: Andrew Chang
                                        Title: Director


                                        UPPER WILL ENTERPRISES LIMITED


                                        By: /s/ Andrew Chang
                                            ------------------------------------
                                        Name: Andrew Chang
                                        Title: Director


                                        ACTIVE ADVERTISING AGENCY LIMITED


                                        By: /s/ Andrew Chang
                                            ------------------------------------
                                        Name: Andrew Chang
                                        Title: Director

Credit Agreement

AGENT:                                  PATRIARCH PARTNERS AGENCY
                                        SERVICES, LLC, as Agent


                                        By: /s/ Lynn Tilton
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
Credit Agreement

LENDERS:

Address for Notices:                    PATRIARCH PARTNERS MEDIA HOLDINGS, LLC


c/o Patriarch Partners, LLC             By: /s/ Lynn Tilton
40 Wall Street, 25th Floor                  ------------------------------------
New York, NY 10005                      Name:
                                              ----------------------------------
Attention: Lynn Tilton; Craig Newman    Title:
                                               ---------------------------------
Facsimile No.: (212) 825-2038

Credit Agreement

                                TABLE OF CONTENTS

ARTICLE I DEFINED TERMS................................................
Section 1.1   Definitions..............................................

ARTICLE II LOANS.......................................................
Section 2.1   Term Loans...............................................
Section 2.2   [Reserved]...............................................
Section 2.3   Borrowing Mechanics......................................
Section 2.4   Pro Rata Shares..........................................
Section 2.5   Use of Proceeds..........................................
Section 2.6   Evidence of Debt; Register; Lenders' Books and Records;
              Notes....................................................
Section 2.7   Interest on Loans........................................
Section 2.8   Changed Circumstances....................................
Section 2.9   Priority of Payments.....................................
Section 2.10  Repayment................................................
Section 2.11  Optional Prepayments.....................................
Section 2.12  Mandatory Prepayments....................................
Section 2.13  Conversion...............................................
Section 2.14  General Provisions Regarding Payments....................
Section 2.15  Ratable Sharing..........................................
Section 2.16  Termination of Commitments...............................

ARTICLE III CONDITIONS PRECEDENT; CONDITIONS SUBSEQUENT................
Section 3.1   Conditions Precedent; Closing Date.......................

Section 3.2   Conditions to Each Borrowing.............................

ARTICLE IV REPRESENTATIONS AND WARRANTIES..............................
Section 4.1   Representations and Warranties of Credit Parties.........
Section 4.2   Representations and Warranties of Lenders................

ARTICLE V AFFIRMATIVE COVENANTS........................................
Section 5.1  Affirmative Covenants.....................................

ARTICLE VI NEGATIVE COVENANTS/FINANCIAL COVENANTS......................
Section 6.1  Negative Covenants........................................

ARTICLE VII Increased Costs; Taxes; Indemnification; Set Off; Etc......
Section 7.1   Increased Costs; Capital Adequacy........................
Section 7.2   Taxes; Withholding, etc..................................
Section 7.3   Indemnification..........................................
Section 7.4   Right of Set Off.........................................
Section 7.5   Funding Breakage.........................................
Section 7.6   Mitigation...............................................

ARTICLE VIII EVENTS OF DEFAULT.........................................
Section 8.1   Events of Default........................................
Section 8.2   Remedies.................................................

ARTICLE IX THE AGENT...................................................
Section 9.1   Appointment of Agent.....................................
Section 9.2   Powers and Duties........................................
Section 9.3   Delegation of Duties.....................................

Section 9.4   General Immunity.........................................
Section 9.5   Agent Entitled to Act with Borrower......................
Section 9.6   Lenders' Representations, Warranties and Acknowledgment..
Section 9.7   Right to Indemnity.......................................
Section 9.8   Successor Agent..........................................
Section 9.9   Collateral Documents.....................................
Section 9.10  Notice of Default........................................
Section 9.11  Delivery of Documents, Notices, Etc......................

ARTICLE X MISCELLANEOUS................................................
Section 10.1  Amendments and Waivers; Release of Collateral............
Section 10.2  Notices..................................................
Section 10.3  Expenses.................................................
Section 10.4  Enforceability; Successors and Assigns...................
Section 10.5  Lenders' Obligations Several: Independent Nature of
              Lenders' Rights..........................................
Section 10.6  Integration..............................................
Section 10.7  No Waiver; Remedies......................................
Section 10.8  Submission to Jurisdiction...............................
Section 10.9  Execution in Counterparts................................
Section 10.10 Governing Law............................................
Section 10.11 Waiver of Jury...........................................
Section 10.12 Severability.............................................
Section 10.13 Survival.................................................
Section 10.14 Maximum Lawful Interest..................................

Section 10.15 Interpretation...........................................
Section 10.16 Ambiguities..............................................
Section 10.17 Agent for Service of Process.............................

Exhibit A        [Reserved]
Exhibit B        Form of Funding Notice
Exhibit C        Form of Term Note
Exhibit D        Form of Guaranty
Exhibit E        Form of Secretary's Certificate
Exhibit F        Form of Closing Date Certificate
Exhibit G        Form of Joinder
Exhibit H        Form of Assignment Agreement
Exhibit I        Form of Opinion

SCHEDULE 2.1     Commitments
SCHEDULE 4.1(c)  Real Property
SCHEDULE 4.1(m)  Subsidiaries and Capitalization
SCHEDULE 4.1(w)  Material Contracts
SCHEDULE 4.1(dd) Financial Projections

ANNEX A          Media Assets
ANNEX B          Newspaper Assets
ANNEX C          Additional Subsidiaries
ANNEX D          Exempt Issuances

                                  SCHEDULE 2.1

                              COMMITMENTS AND LOANS

                              Term Loan Commitments

Lender                                   Term Loan Commitment
------                                   --------------------
Patriarch Partners Media Holdings, LLC        $10,000,000
                                              -----------
TOTAL                                         $10,000,000
                                              ===========

                                 SCHEDULE 4.1(C)

                                 LEASED PROPERTY

(1)  ACTIVE ADVERTISING AGENCY LIMITED

Tenancy agreement dated 26 July 2004 entered into among Active Advertising Agency Limited and Trinity Advertising Agency Limited as tenants and Newbh Limited as landlord for the lease of the property situated at 21/F, On Hong Commercial Building, 145 Hennessy Road, Wanchai, Hong Kong for a term of 2 years from 1 September 2004 and 31 August 2006 at a monthly rental of HK$27,000.00 (inclusive of management fees and Government rates).

(2)  ECONWORLD MEDIA LIMITED

Memorandum of tenancy dated 16 July 2005 entered into between EconWorld Media Limited as tenant and Hang Lung Real Estate Agency Limited as agent for the registered owner Zarat Limited for the lease of the property situated at Room No. 203A, 2nd Floor, Stanhope House, 734 King's Road, Quarry Bay, Hong Kong for a term of 2 years from 15 July 2005 to 14 July 2007 at a monthly rental of HK$10,798.50, exclusive of monthly management fees of HK$3,192.60, air-conditioning charges and Government rates.

                                 SCHEDULE 4.1(M)

(1)  UPPER STEP HOLDINGS LIMITED (BVI)

ISSUED SHARE CAPITAL 500 SHARES OF US$1.00 EACH

                                                                  SHAREHOLDING
SHAREHOLDER                           NO. OF ORDINARY SHARES     PERCENTAGE (%)
--------------------                --------------------------   --------------
Fine Power Limited                               80                     16
Honour Rise Services Limited                    220                     44
Quality Idea Limited                             60                     12
Sino Investments Holdings Limited                45                      9
Xinhua Finance Media Limited                     95                     19
                                                ---                    ---
   TOTAL:                                       500                    100
                                                ===                    ===

(2)  CHINA LEAD PROFITS LIMITED (BVI)

ISSUED SHARE CAPITAL 1 SHARE OF US$1. 00 EACH

                                                                SHAREHOLDING
SHAREHOLDER                          NO. OF ORDINARY SHARES    PERCENTAGE (%)
--------------------                ------------------------   --------------
Upper Step Holdings Limited                      1                   100
                                               ---                   ---
   TOTAL:                                        1                   100
                                               ===                   ===

(3)  JIA LUO CONSULTING LIMITED (PRC WFOE)

REGISTERED CAPITAL US$3,200,000

  EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
China Lead Profits Limited            US$3,200,000          100
                                      ------------          ---
   TOTAL:                             US$3,200,000          100
                                      ============          ===

(4)  SHANGHAI YUANZHI ADVERTISING CO., LTD (PRC)

REGISTERED CAPITAL RMB100,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Li Guang Jie                            RMB49,000            49
Wan Jun                                 RMB51,000            51
                                       ----------           ---
   TOTAL:                              RMB100,000           100
                                       ==========           ===

(5)  ACCORD GROUP INVESTMENTS LIMITED (BVI)

ISSUED SHARE CAPITAL 100 SHARES OF US$1.00 EACH

                                                                  SHAREHOLDING
SHAREHOLDER                            NO. OF ORDINARY SHARES    PERCENTAGE (%)
--------------------                --------------------------   --------------
Sino Investments Holdings Limited                81                     81
Xinhua Finance Media Limited                     19                     19
                                                ---                    ---
   TOTAL:                                       100                    100
                                                ===                    ===

(6)  GREAT TRIUMPH INVESTMENTS LIMITED (BVI)

ISSUED SHARE CAPITAL 1 SHARE OF US$1.00 EACH

                                                               SHAREHOLDING
SHAREHOLDER                          NO. OF ORDINARY SHARES   PERCENTAGE (%)
--------------------                -----------------------   --------------
Accord Group Investments Limited               1                    100
                                              ---                   ---
   TOTAL:                                      1                    100
                                              ===                   ===

(7)  NEW CHINA MEDIA CO., LIMITED (PRC WFOE)

REGISTERED CAPITAL US$1,400,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Great Triumph Investments Limited     US$1,400,000          100
                                      ------------          ---
   TOTAL:                             US$1,400,000          100
                                      ============          ===

(8)  BEIJING SHIJI GUANGNIAN ADVERTISING CO., LIMITED (PRC)

REGISTERED CAPITAL RMB3,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Wang Yong Hong                        RMB2,514,000          83.8
Yu Gang                                 RMB486,000          16.2
                                      ------------          ----
   TOTAL:                             RMB3,000,000           100
                                      ============          ====

(9)  MING SHING INTERNATIONAL LIMITED (BVI)

ISSUED SHARE CAPITAL 1,000 SHARES OF US$1.00 EACH

                                    NO. OF ORDINARY    SHAREHOLDING
SHAREHOLDER                              SHARES       PERCENTAGE (%)
--------------------                ---------------   --------------
Xinhua Finance Media Limited             1,000              100
                                         -----              ---
   TOTAL:                                1,000              100
                                         =====              ===

(10) UPPER WILL ENTERPRISES LIMITED (BVI)

ISSUED SHARE CAPITAL 2 SHARES OF US$1.00 EACH

                                                                SHAREHOLDING
SHAREHOLDER                          NO. OF ORDINARY SHARES    PERCENTAGE (%)
--------------------                ------------------------   --------------
Ming Shing International Limited                2                    100
                                               ---                   ---
   TOTAL:                                       2                    100
                                               ===                   ===

(11) ACTIVE ADVERTISING AGENCY LIMITED (HONG KONG)

ISSUED SHARE CAPITAL 2 SHARES OF HK$1.00 EACH

                                                                SHAREHOLDING
SHAREHOLDER                           NO OF ORDINARY SHARES    PERCENTAGE (%)
--------------------                ------------------------   --------------
Upper Will Enterprises Limited                  2                    100
                                               ---                   ---
   TOTAL:                                       2                    100
                                               ===                   ===

(12) ACTIVE ADVERTISING (GUANGZHOU) CO., LTD. (PRC WFOE)

REGISTERED CAPITAL US$300,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Active Advertising Agency Limited      US$300,000           100
                                       ----------           ---
   TOTAL:                              US$300,000           100
                                       ==========           ===

(13) BEIJING CENTURY MEDIA CULTURE CO., LTD. (PRC)

REGISTERED CAPITAL RMB1,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
An Li Zhang                           RMB  500,000           50
Wang Yong Hong                        RMB  500,000           50
                                      ------------          ---
   TOTAL:                             RMB1,000,000          100
                                      ============          ===

(14) BEIJING WORKSHOP COMMUNICATIONS CO., LTD. (PRC)

REGISTERED CAPITAL RMB1,000,000

                                                      EQUITY INTEREST
EQUITY INTEREST HOLDER              EQUITY INTEREST    PERCENTAGE (%)
----------------------              ---------------   ---------------
Beijing Century Media Culture
   Co., Ltd.                          RMB  900,000           90
Yu Gang                               RMB   50,000            5
Xia Huai                              RMB   50,000            5
                                      ------------          ---
   TOTAL:                             RMB1,000,000          100
                                      ============          ===

(15) BEIJING GOLDEN WAYS CULTURE DEVELOPMENT CO., LTD. (PRC)

REGISTERED CAPITAL RMB300,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
Beijing Century Media Culture
   Co., Ltd.                        RMB270,000            90
Yu Gang                             RMB 15,000             5
Xia Huai                            RMB 15,000             5
                                    ----------           ---
   TOTAL:                           RMB300,000           100
                                    ==========           ===

(16) SHENZHEN ACTIVE TRINITY CO., LTD. (PRC)

REGISTERED CAPITAL RMB300,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
An Li Zhang                         RMB150,000            50
Wang Yong Hong                      RMB150,000            50
                                    ----------           ---
   TOTAL:                           RMB300,000           100
                                    ==========           ===

(17) BEIJING TAIDE ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL RMB10,000,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
An Li Zhang                       RMB 5,000,000           50
Wang Yong Hong                    RMB 5,000,000           50
                                  -------------          ---
   TOTAL:                         RMB10,000,000          100
                                  =============          ===

(18) SHANGTUO ZHIYANG INTERNATIONAL ADVERTISING (BEIJING) CO., LTD. (PRC)

REGISTERED CAPITAL RMB1,000,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
Beijing Taide Advertising Co.,
   Ltd.                            RMB  800,000           80
Wang Xiao Yu                       RMB  200,000           20
                                   ------------          ---
   TOTAL:                          RMB1,000,000          100
                                   ============          ===

(19) BEIJING LONGMEI TELEVISOIN AND BROADCAST ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL RMB500,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
Beijing Taide Advertising Co.,
   Ltd.                             RMB400,000            80
Zhou Jia                            RMB 50,000            10
Zhang Yiran                         RMB 50,000            10
                                    ----------           ---
   TOTAL:                           RMB500,000           100
                                    ==========           ===

(20) BEIJING JINLONG RUNXIN ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL RMB500,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
Beijing Taide Advertising Co.,
   Ltd.                             RMB400,000            80
Zhou Jia                            RMB 50,000            10
Zhang Yu Yu                         RMB 50,000            10
                                    ----------           ---
   TOTAL:                           RMB500,000           100
                                    ==========           ===

(21) SHANGHAI YUANXIN ADVERTISING CO., LTD. (PRC)

REGISTERED CAPITAL RMB2,000,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
Beijing Taide Advertising Co.,
   Ltd.                            RMB1,600,000           80
Mo Hai Hong                        RMB  400,000           20
                                   ------------          ---
   TOTAL:                          RMB2,000,000          100
                                   ============          ===

(22) ECONWORLD MEDIA LIMITED (HONG KONG)

ISSUED SHARE CAPITAL 350,000 SHARES OF HK$0.01 EACH

                                      NO OF         SHAREHOLDING
SHAREHOLDER                      ORDINARY SHARES   PERCENTAGE (%)
-----------                      ---------------   --------------
Best Gain Group Ltd.                  10,000             2.86
Cheers Perfect Ltd.                   20,000             5.71
Cheung Wah Keung                      10,000             2.86
EconWorld Holdings Ltd.               15,000             4.29
Gainful Concept Ltd.                  30,000             8.57
Justly Investment
   International Ltd.                  5,000             1.42
Lo Li Chun                            30,000             8.57
Lo Shui Ling Raymond                  10,000             2.86
Quach Fung Vi                         10,000             2.86
Xinhua Finance Media Limited         210,000            60.00
                                     -------            -----
   TOTAL:                            350,000              100
                                     =======            =====

(23) FINANCIAL WORLD (SHANGHAI) CO., LTD. (PRC)

REGISTERED CAPITAL US$210,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
EconWorld Media Limited             US$210,000           100
                                    ----------           ---
   TOTAL:                           US$210,000           100
                                    ==========           ===

(24) ECONWORLD (SHANGHAI) CO., LTD. (PRC)

REGISTERED CAPITAL US$140,000

                                                   EQUITY INTEREST
EQUITY INTEREST HOLDER           EQUITY INTEREST    PERCENTAGE (%)
----------------------           ---------------   ---------------
EconWorld Media Limited             US$140,000           100
                                    ----------           ---
   TOTAL:                           US$140,000           100
                                    ==========           ===

(25) ECONWORLD PUBLISHING LIMITED (HONG KONG)

ISSUED SHARE CAPITAL 100,000 SHARES OF HK$0.01 EACH

                                           NO OF             SHAREHOLDING
SHAREHOLDER                           ORDINARY SHARES       PERCENTAGE (%)
-----------                      ------------------------   --------------
ECONWORLD MEDIA LIMITED                   99,999                  100
Fan Cho Tak Alex                             1
                                    (hold in trust for
                                 EconWorld Media Limited)
                                          -------                 ---
   TOTAL:                                 100,000                 100
                                          =======                 ===

(26) MONEY JOURNAL PUBLICATION LIMITED (HONG KONG)

ISSUED SHARE CAPITAL 1,000 SHARES OF HK$0.01 EACH

                                           NO OF             SHAREHOLDING
SHAREHOLDER                           ORDINARY SHARES       PERCENTAGE (%)
-----------                      ------------------------   --------------
ECONWORLD MEDIA LIMITED                     999                   100
Fan Cho Tak Alex                             1
                                    (hold in trust for
                                 EconWorld Media Limited)
                                           -----                  ---
   TOTAL:                                  1,000                  100
                                           =====                  ===

(27) MONEY JOURNAL ADVERTISING COMPANY LIMITED (HONG KONG)

ISSUED SHARE CAPITAL 10,000 SHARES OF HK$1.00 EACH

                                           NO OF             SHAREHOLDING
SHAREHOLDER                           ORDINARY SHARES       PERCENTAGE (%)
-----------                      ------------------------   --------------
MONEY JOURNAL PUBLICATION
   LIMITED                                10,000                  100
                                          ------                  ---
   TOTAL:                                 10,000                  100
                                          ======                  ===

                                 SCHEDULE 4.1.W

                                                           NATURE OF
COMPANY                      CLIENT NAME IN ENGLISH         CONTRACT        RMB         USD @8.05   CONTRACT PERIOD
-------                ---------------------------------  -----------  -------------  ------------  ---------------
Yuanxin                Shanghai Christine Food Co., Ltd.  Advertising   1,700,000.00    211,180.12    1/06 - 12/06
                       Shanghai Yangzhi Media Co., Ltd.                 6,000,000.00    745,341.61    2/06 - 12/06
                                                                       -------------  ------------
                                                                        7,700,000.00    956,521.74

Taide                  Beijing Be-one Advertising
                       Co., Ltd.                          Advertising   2,400,000.00    298,136.65      2/06 --

Beijing Longmei        Chuangli Media Group               Advertising   3,023,030.00    375,531.68    1/06 - 5/06

                       Beijing Fulite Industrial
                       Co.,Ltd.                           Advertising   2,400,000.00    298,136.65    1/06 - 12/06

                       Beijing diantong Advertising
                       co.,Ltd.                           Advertising   2,343,036.00    297,060.37    1/06 - 5/06

                       Guangzhou Tianhen Xingzhi
                       Advertising Co., Ltd.              Advertising   2,000,000.00    248,447.20    3/06 - 12/06

                       Shengshi Greatwall Advertising
                       Co., Ltd.                          Advertising   1,821,490.00    226,272.05    1/06 - 5/06

                       Beijing Yuanqi East Advertising
                       co., Ltd.                          Advertising   1,800,000.00    223,602.48    3/06 - 12/06

                       Guangdong Kailuo Advertising
                       Co., Ltd.                          Advertising   1,453,800.00    180,596.27    1/06 - 5/06

                       Beijing Jianguo Hospital           Advertising   1,339,200.00    166,360.25    1/06 - 12/06

                       Beijing Hongzhi Shidai
                       Advertising Co., Ltd.              Advertising   1,311,860.00    162,963.98    1/06 - 5/06

                       Shanghai Liaobeina Advertising
                       Co., Ltd.                          Advertising   1,096,810.00    136,249.69    1/06 - 5/06
                                                                       -------------  ------------
                                                                       18,589,226.00  2,309,220.62

Active Advertising     King Sturge LLP                    Advertising     811,973.84    100,866.32    2/06 - 3/06
Agency Limited

Beijing Century Media  Haishi Tourism Weishi Media
Culture Co., Ltd.      Co., Ltd.                          Production    2,954,880.00    367,065.84    1/06 - 12/07

Beijing Century Media  China Radio International          Advertising   1,475,000.00    183,229.81    1/06 - 12/06
Culture Co., Ltd.      (for FM91.5) - Beijiatong Wanwei
                       Yihua Golf Sports Technology
                       Service Co., Ltd.

                       China Radio International          Advertising        817,000    101,490.68    4/06 - 12/06
                       (for FM91.5) - Mingsheng Bank

                      Financial Projections of the Company

                                                                 Schedule 6.1(a)

List of Indebtedness of Credit Parties existing as of the date of the Credit Agreement:-

Date of loan             Lender                       Borrower              Amount of Indebtedness    Repayment Date
------------  ----------------------------  ----------------------------  --------------------------  --------------
Mar 2, 06     Xinhua Financial Network      Xinhua Finance Media Limited  US$2 million plus interest  On demand at 4% per annum
Feb 28, 2006  Xinhua Finance Media Limited  Upper Step Holdings Limited   US$2,000,000                On demand

Mar 6, 2006   Upper Step Holdings Limited   China Lead Profits Limited    US$2,000,000                On demand

Mar 10, 2006  China Lead Profits Limited    Jia Luo Consulting            US$2,000,000                On demand

Oct 18, 2005  Xinhua Financial Network      Econworld Media Limited       US$300,000 plus interest    June 30, 2006
                                                                          at 4% per annum
Oct 18, 2005  Xinhua Financial Network      Econworld Media Limited       US$200,000 plus interest    June 30, 2006
                                                                          at 4% per annum
Feb 14, 2006  Xinhua Financial Network      Econworld Media Limited       US$1,330,000 plus interest  June 30, 2006
                                                                          at 4% per annum

                                  MEDIA ASSETS

                                            NUMBER OF SHARES/EQUITY
COMPANY NAME                                     INTEREST OWNED      PERCENTAGE OWNED BY XFM       STATUS
------------                                -----------------------  -----------------------  ---------------
Accord Group Holdings Limited and all of                 19                     19%           Completed
the radio assets held directly and
indirectly by Accord Group Holdings
Limited as of the date hereof, as
illustrated on the attached structure
chart (the "RADIO ASSETS")

EconWorld Media Limited and all of the              210,000                     60%           Completed
magazine assets held directly and
indirectly by EconWorld Media Limited as
of the date hereof, as illustrated on the
attached structure chart (the "FINANCIAL
MAGAZINE ASSETS")

Ming Shing International Limited and all              1,000                    100%           Completed
of the advertising assets held directly
and indirectly by Ming Shing International
Limited as of the date hereof, as
illustrated on the attached structure
chart (the "ADVERTISING ASSETS")

Upper Step Holdings Limited and all of the               95                     19%           Completed
television assets held directly and
indirectly by Upper Step Holdings Limited
as of the date hereof, as illustrated on
the attached structure chart (the
"TELEVISION ASSETS")

Beijing Jingguan Xincheng Advertising Co.,              n/a                     50%           To be completed
Ltd. (Economic Observer) (held through a
nominee domestic entity) and

all of the newspaper assets held directly and indirectly by Beijing Jingguan
Xincheng Advertising Co., Ltd. (Economic
Observer) as of the date hereof (the
"FINANCIAL NEWSPAPER ASSETS")

Shanghai Hyperlink Market Research Co.,                 n/a                     51%           To be completed
Ltd. (Hyperlink) (held through a nominee
domestic entity and after the
restructuring of its subsidiary in
Guangzhou) and all of the media market
research assets held directly and
indirectly by Shanghai Hyperlink Market
Research Co., Ltd. (Hyperlink) as of the
date hereof (the "MEDIA MARKET RESEARCH
ASSETS")

                                     ANNEX B

                                NEWSPAPER ASSETS

                                NEWSPAPER ASSETS

                                            NUMBER OF SHARES/EQUITY
COMPANY NAME                                     INTEREST OWNED      SHAREHOLDING PERCENTAGE       STATUS
------------                                -----------------------  -----------------------  ---------------
Hong Kong Economic Journal and all of the             n/a                      100%           To be completed
newspaper assets held directly and
indirectly by Hong Kong Economic Journal
as of the date hereof (the "HK FINANCIAL
NEWSPAPER ASSETS")

Certain media assets held by The Wealth               n/a                      100%           To be completed
Group (Taiwan), including "Wealth News"
and all of the newspaper assets held
directly and indirectly by The Wealth
Group (Taiwan) as of the date hereof (the
"TAIWAN FINANCIAL NEWSPAPER ASSETS")

                                     ANNEX C

                             ADDITIONAL SUBSIDIARIES

                                  SUBSIDIARIES

Accord Group Holdings Limited

Upper Step Holdings Limited

                                     ANNEX D

                                EXEMPT ISSUANCES

                                                                       EXHIBIT D

                                EXEMPT ISSUANCES

All defined terms used herein and not defined shall have the meanings set forth in Annex A to the Credit Agreement.

                                                                                  MAXIMUM NUMBER
                                                                                   OF XFM SHARES
SHAREHOLDER                                     SPECIFIED CONTRIBUTED ASSETS       TO BE ISSUED
-----------                                -------------------------------------  --------------
1.   Best Gain Group Ltd                   40% of the fully-diluted equity of          955,556
                                           EconWorld Media Limited so long as
2.   Cheers Perfect Ltd.                   EconWorld Media Limited holds the
                                           Financial Magazine Assets.
3.   Cheung Wah Keung

4.   EconWorld Holdings Ltd.

5.   Gainful Concept Ltd.

6.   Justly Investment International Ltd.

7.   Lo Li Chun

8.   Lo Shui Ling Raymond

9.   Quach Fung Vi

Sanlian Group and its Affiliates           42% of the fully-diluted equity of        4,781,893
                                           Beijing Jingguan Xincheng Co.,
                                           Ltd.(Economic Observer) so long as
                                           Beijing Jingguan Xincheng Co., Ltd.
                                           (Economic Observer) holds the
                                           Financial Newspaper Assets.

Economic Observer Shareholders             8% of the fully-diluted equity of           979,424
                                           Beijing Jingguan Xincheng Co., Ltd.
                                           (Economic Observer) so long as
                                           Beijing Jingguan Xincheng Co., Ltd.
                                           (Economic Observer) holds the
                                           Financial Newspaper Assets.

Hyperlink Shareholder                      49% of the fully-diluted equity of        1,613,169
                                           Shanghai Hyperlink Market Research
                                           Co., Ltd. (Hyperlink) so long as
                                           Shanghai Hyperlink Market Research
                                           Co., Ltd. (Hyperlink) holds the Media
                                           Market Research Assets.

Yu Gang                                    16% of the fully-diluted equity of          125,053
                                           Accord Group Investments Limited so
                                           long as Accord Group Investments
                                           holds the Radio Assets.

Sino Investments Holdings Limited          37% of the fully-diluted equity of        6,478,437
                                           Upper Step Holdings Limited so long
                                           as Upper Step Holdings Limited holds
                                           the Television

                                           Assets.

Sino Investments Holdings Limited          49% of the fully-diluted equity of          451,107
                                           Accord Group Investments Limited so
                                           long as Accord Group Investments
                                           holds the Radio Assets.

Sungolden Limited                          44% of the fully-diluted equity of        6,407,018
                                           Upper Step Holdings Limited so long
                                           as Upper Step Holdings Limited holds
                                           the Television Assets.

Sungolden Limited                          16% of the fully-diluted equity of          125,053
                                           Accord Group Investments Limited so
                                           long as Accord Group Investments
                                           holds the Radio Assets.

Xinhua Finance Limited                     50% of the fully-diluted equity of        5,761,317
                                           Beijing Jingguan Xincheng Co., Ltd.
                                           (Economic Observer) so long as
                                           Beijing Jingguan Xincheng Co., Ltd.
                                           (Economic Observer) holds the
                                           Financial Newspaper Assets.

Xinhua Finance Limited                     51% of the fully-diluted equity of        1,679,012
                                           Shanghai Hyperlink Market Research
                                           Co., Ltd. (Hyperlink) so long as
                                           Shanghai Hyperlink Market Research
                                           Co., Ltd. (Hyperlink) holds the Media
                                           Market Research Assets.

Exempt Plan if both Newspaper Assets are   N/A                                      22,777,602
not acquired

Exempt Plan if both Newspaper Assets are   N/A                                      22,340,962
acquired

Fully-diluted capitalization of Xinhua Finance Media Limited assuming completion of all Exempt Issuances above if both Newspaper Assets are not acquired:

SHAREHOLDER                                OWNERSHIP PERCENTAGE   XFM SHARES
-----------                                --------------------  -----------
Xinhua Finance Limited                             44.0%          50,054,619
Patriarch Partners Media Holdings, LLC             16.8%          19,139,080
EconWorld Shareholders                              0.8%             955,556
Sino Investments Holdings Limited                   6.1%           6,929,544
Sungolden Limited                                   5.7%           6,532,070
Yu Gang                                             0.1%             125,053

Sanlian Group and its Affiliates                    4.2%           4,781,893
Economic Observer Shareholders                      0.9%             979,424
Hyperlink Shareholders                              1.4%           1,613,169
Exempt Plan                                        20.0%          22,777,602
                                                  -----          -----------
   Total                                          100.0%         113,888,009
                                                  =====          ===========

Fully-diluted capitalization of Xinhua Finance Media Limited assuming completion of all Exempt Issuances above if both Newspaper Assets are acquired:

SHAREHOLDER                                OWNERSHIP PERCENTAGE   XFM SHARES
-----------                                --------------------  -----------
Xinhua Finance Limited                             44.8%          50,054,619
Patriarch Partners Media Holdings, LLC             15.6%          17,392,522
EconWorld Shareholders                              0.9%             955,556
Sino Investments Holdings Limited                   6.2%           6,929,544
Sungolden Limited                                   5.8%           6,532,070
Yu Gang                                             0.1%             125,053
Sanlian Group and its Affiliates                    4.3%           4,781,893
Economic Observer Shareholders                      0.9%             979,424
Hyperlink Shareholders                              1.4%           1,613,169
Exempt Plan                                        20.0%          22,340,962
                                                  -----          -----------
   Total                                          100.0%         111,704,811
                                                  =====          ===========

                                                                       EXHIBIT B

                                     FORM OF

                                 FUNDING NOTICE

                                     [DATE]

Patriarch Partners Agency Services, LLC
227 West Trade Street, Suite 1400
Charlotte, NC 28202
Attn: Loan Administration/XFM

     Re: Loan Request

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement, dated as of [__________], 2006 (the "Credit Agreement"), among XINHUA FINANCE MEDIA LIMITED, a Cayman Islands limited company (the "Borrower"), the Subsidiaries that from time to time become guarantors thereunder (collectively, the "Guarantors"), the financial institutions and other investors from time to time lenders thereunder (collectively, the "Lenders"), and PATRIARCH PARTNERS AGENCY SERVICES, LLC, a Delaware limited liability company as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

     Pursuant to Sections 2.1 and 2.3 of the Credit Agreement, we hereby request that a Term Loan in the principal amount of $[__________] be made on [__________] (the "Borrowing Date"). We understand that this request is irrevocable and binding on us and obligates us to accept the requested loan on such date.

     We hereby certify (a) that according to our records, prior to giving effect to the Borrowing requested hereunder, the aggregate outstanding principal amount of the Term Loan on and as of the Borrowing Date is $0, (b) that we will use the proceeds of the requested Term Loan in accordance with Section 2.5 of the Credit Agreement, (c) that each of the representations, warranties and covenants contained in the Credit Agreement or in any other Credit Document shall be true, correct and complied with on and as of the Borrowing Date, (d) that all conditions precedent under the Credit Agreement for a Borrowing have been satisfied and (e) that as of the Borrowing Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Borrowing that would constitute a Default or Event of Default.

      [Remainder of page intentionally left blank; signature pages follow]

                                        Very truly yours,

                                        XINHUA FINANCE MEDIA LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT C

                                                                      ARTICLE XI

                                     FORM OF
                                    TERM NOTE

$[__________]                                                 New York, New York
                                                              [__________], 2006

     FOR VALUE RECEIVED, the undersigned XINHUA FINANCE MEDIA LIMITED (together with its successors in title and assigns, the "Borrower"), hereby promises to pay, unless this Note has been earlier converted into Parent Exchange Shares or Borrower Common Shares in accordance with the terms of that certain Credit Agreement (as such term is defined below), on or before the Maturity Date (as hereinafter defined by reference) to the order of [__________] (hereinafter, together with its successors in title and assigns, called the "Lender"), the principal sum of [__________] Dollars ($[__________]), in immediately available funds or, if less, the aggregate unpaid principal amount of the Term Loans payable to the holder hereof pursuant to the terms of the Credit Agreement, and to pay interest, in like money, on the unpaid principal amount owing hereunder from time to time as provided in the Credit Agreement, and to pay all other amounts owning hereunder from time to time as provided in the Credit Agreement, with final payment of all outstanding amounts due on the Maturity Date (as defined in the Credit Agreement).

     This Term Note is made and delivered by the Borrower pursuant to Sections
2.1 and 2.6 of the Credit Agreement, dated as of [__________], 2006, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Patriarch Partners Agency Services, LLC, as Agent, and as may be further amended, modified, supplemented and in effect from time to time (as so amended, modified and supplemented, the "Credit Agreement"), and is entitled to the benefits and is subject to the provisions of the Credit Agreement. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as therein.

     The Indebtedness evidenced by this Term Note is secured as set forth in the Credit Agreement, the Security Agreement and the other Credit Documents.

     The principal amount, accrued interest and all other amounts owed under this Term Note shall be due and payable, or convertible into Parent Exchange Shares or Borrower Common Shares, as the case may be, on the dates and in the manner set forth in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Term Note and all of the unpaid interest accrued thereon and all other amounts owed under this Term Note may become or be declared due and payable, or due and convertible into Parent Exchange Shares or Borrower Common Shares, as the case may be, in the manner and with the effect provided in the Credit Agreement.

     Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, and, to the extent permitted by law, all other amounts overdue, shall bear interest and shall either be payable on demand in immediately available funds, or be convertible immediately into Parent Exchange Shares or Borrower Common Shares, as the case may be, in accordance with the terms of the Credit Agreement.

     Time is of the essence on this Term Note. To the fullest extent permitted by applicable law, the Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     No delay or omission on the part of the Lender or any holder in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

     The Borrower agrees to pay all reasonable expenses or costs, including reasonable attorneys' fees and costs of collection, which may be incurred by the holder hereof in connection with the enforcement of any obligations hereunder or representation with respect to bankruptcy or insolvency proceedings.

     THIS TERM NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE STATE AND COUNTY OF NEW YORK AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER

HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

  [Remainder of page intentionally left blank; signature follows on next page]

     IN WITNESS WHEREOF, the Borrower has caused this Term Note to be duly executed and delivered on the date first above written.

                                        XINHUA FINANCE MEDIA LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     FORM OF
                                    GUARANTY

     This GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this "Guaranty") is made as of [_______________________] by THE UNDERSIGNED (the "Guarantor") in favor of and for the benefit of [PATRIARCH PARTNERS AGENCY SERVICES, LLC,] a Delaware limited liability company, as agent (in such capacity, the "Guarantied Party") for itself and the Lenders (as defined herein).

                                    RECITALS

     WHEREAS, Xinhua Finance Media Limited, as borrower (the "Borrower"), the Guarantors, the lenders party thereto (together with any other financial institutions or investors from time to time lenders thereunder, collectively, the "Lenders") and the Guarantied Party, as agent for the Lenders, have entered into that certain Credit Agreement, dated as March 16, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Guarantor is a Foreign Subsidiary (as defined by reference herein) of the Borrower;

     WHEREAS, it is a requirement under Section 5.1(n) of the Credit Agreement that the Borrower's obligations thereunder be guarantied by the Guarantor pursuant to the terms of this Guaranty; and

     WHEREAS, the Guarantor has determined that it will directly benefit from the execution, delivery and performance of this Guaranty, this Guaranty is in its best interest and is willing irrevocably and unconditionally to guaranty such obligations of Borrower pursuant to the terms of this Guaranty.

     NOW THEREFORE, in consideration of the premises and the covenants and the agreements herein set forth and in order to induce the Agent and the Lenders to execute certain of the Credit Documents (as defined by reference herein) and the Lenders to make the Loans and/or other financial accommodations under the Credit Agreement, each Guarantor hereby agrees as follows:

                                  ARTICLE XII
                                   DEFINITIONS

               Section 12.1 Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit

          Agreement. In addition, as used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

     "Beneficiaries" means the Guarantied Party and Lenders.

     "Fraudulent Transfer Law" has the meaning set forth in Section 2.2.

     "Guarantied Obligations" has the meaning set forth in Section 2.1.

     "payment in full", "paid in full" or any similar term means payment and performance in full of the Guarantied Obligations, including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) of Beneficiaries as and to the extent required under the Credit Documents.

               Section 12.2 Interpretation.

          (a) References to "Sections" shall be to Sections of this Guaranty unless otherwise specifically provided.

          (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

                                  ARTICLE XIII
                                  THE GUARANTY

               Section 13.1 Guaranty of the Guarantied Obligations. Subject to the provisions of Section 2.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the benefit of the Beneficiaries and their respective permitted successors, endorsees, transferees and assigns, as primary obligors and not merely as sureties, the due and punctual payment in full of all the following obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
          Code) (collectively, the "Guarantied Obligations"):

          (a) any and all Obligations of Borrower and/or any other Credit Party, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Credit Documents, including those arising under successive borrowing transactions (if any) under the Credit Agreement which shall either continue the Obligations of Borrower or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding, including all extensions and refinancings of the foregoing; and

          (b) those expenses set forth in Section 2.8 hereof.

               Section 13.2 Limitation on Amount Guarantied; Contribution by Guarantors. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of any subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2.2, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount).

               Section 13.3 Payment by Guarantors; Application of Payments. Subject to the provisions of Section 2.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due in accordance with the Credit Documents, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
          Code), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in the Credit Agreement.

               Section 13.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows; provided, that nothing contained herein shall amend, contradict or alter any rights or obligations that any Guarantor, the Borrower, any Lender or the Guarantied Party may have under the Credit Agreement or any other Credit Document or any term or provision thereof:

          (a) This Guaranty is a guaranty of payment and performance when due and not of collectibility.

          (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default.

          (c) The obligations of each Guarantor hereunder are independent of the obligations of the Borrower under the Credit Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower under the Credit Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not Guarantor is the alter ego of the Borrower and whether or not the Borrower is joined in any such action or actions.

          (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

          (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the principal amount of and/or the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other Guarantor or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Credit Documents.

          (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including, without limitation, the occurrence of any of the following, whether or not any Guarantor shall have had notice or Knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to Events of Default) of the Credit Agreement, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

          (g) Should a Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any debtor relief law or become a party to or be made the subject of any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Beneficiaries hereunder, then, the Guarantied Obligations shall be, as between such Guarantor and the Beneficiaries, a fully matured, due, and payable obligation of the Guarantor to the Beneficiaries, payable in full by the Guarantor to the Beneficiaries upon demand, which obligations shall be an amount equal to the estimated amount owing in respect of the contingent claim created hereunder as reasonably estimated by the Beneficiaries unless the petition or application described above which was filed or commenced against the Guarantor is dismissed within 60 days from the date of filing.

               Section 13.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries:

          (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder,
     (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Credit Document or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 2.4 and any right to consent to any thereof;

          (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty;

          (h) any defense based upon any Beneficiary's election, in any proceeding instituted under the Bankruptcy Code, of the application of
     Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

          (i) any defense based upon any use of cash collateral or borrowing or any grant of a security interest under Section 363 or 364 of the Bankruptcy Code; and

          (j) any defense based upon disallowance of any portion of any Beneficiary's claims for repayment of Guarantied Obligations under Section 502 or 506 of the Bankruptcy Code.

               Section 13.6 Waiver of Guarantors' Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Credit Party or any of the Borrower's or such other Credit Party's assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any such Person, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any such Person, and
          (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or any other Credit Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other such Person, shall be junior and subordinate to any rights any Beneficiary may have against such Person, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other Person. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

               Section 13.7 Subordination of Other Obligations. Any Indebtedness of the Borrower or any other Credit Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such Indebtedness of any the Borrower or such other Credit Party to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty; provided that prior to the occurrence of an Event of Default, Guarantors may borrow, repay and reborrow intercompany Indebtedness from Borrower to the extent such intercompany Indebtedness is permitted under Section 6.1(a) of the Credit Agreement.

               Section 13.8 Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

               Section 13.9 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

               Section 13.10 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

               Section 13.11 Financial Condition of Borrower. Any credit advances may be granted to the Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and their ability to perform their obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

               Section 13.12 Rights Cumulative. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Credit Documents or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between the Borrower and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

               Section 13.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

          (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of all Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Guarantied Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

               Section 13.14 [Reserved]

               Section 13.15 Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

               Section 13.16 Discharge of Guaranty Upon Sale of Guarantor. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale not prohibited by the Credit Agreement or otherwise consented to by all Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale; provided that, (i) as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the applicable net sale proceeds, and (ii) the Borrower may retain such amounts permitted under Section 2.11 of the Credit Agreement.

                                  ARTICLE XIV

                         REPRESENTATIONS AND WARRANTIES

               Section 14.1 General Representations and Warranties. Each Guarantor hereby represents and warrants to the Beneficiaries as follows:

          (a) Guarantor's Relationship to Borrowers. Guarantor and the Borrower are members of the same consolidated group of companies and are engaged in related businesses and Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guaranty.

          (b) Representations and Warranties. Each representation and warranty contained in Section 4.1 of the Credit Agreement relating to such Guarantor is true and correct as if made by such Guarantor.

                                   ARTICLE XV
                                  MISCELLANEOUS

               Section 15.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Credit Documents.

               Section 15.2 Notices. Any communications between Guarantied Party and any Guarantor and any notices or requests provided herein to be given shall be made in accordance with the provisions of Section 10.2 of the Credit Agreement.

               Section 15.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               Section 15.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of each Beneficiary and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               Section 15.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

               Section 15.6 Applicable Law. THIS GUARANTY, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR RELATED HERETO, AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               Section 15.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Guarantied Obligation, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

               Section 15.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT ONLY IN THE NEW YORK STATE COURTS SITTING IN NEW YORK COUNTY OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND NEW YORK COUNTY. BY EXECUTING AND DELIVERING THIS GUARANTY, EACH GUARANTOR, EACH LENDER AND AGENT IRREVOCABLY:

          (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
     SECTION 4.2;

          (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (e) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND

          (f) AGREES THAT THE PROVISIONS OF THIS SECTION 4.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

               Section 15.9 Waiver of Trial by Jury. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and
          (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.9 AND EXECUTED BY EACH BENEFICIARY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

               Section 15.10 Integration. This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby and shall supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

               Section 15.11 Further Assurances. At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

               Section 15.12 Additional Guarantors. The initial Guarantors hereunder shall be such of the Foreign Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Foreign Subsidiaries of the Borrower may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a joinder in the form of Exhibit A attached hereto. Upon delivery of any such joinder to Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any Foreign Subsidiary of the Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

               Section 15.13 Counterparts; Effectiveness. This Guaranty may be executed by telecopy in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same document. Transmission by telecopier of an executed counterpart of this Guaranty shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Guaranty shall be deemed to be a duplicate original. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

               Section 15.14 Guarantied Party as Agent.

          (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

          (b) Guarantied Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Agent pursuant to the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Agent pursuant to the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Agent under the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and
     (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

  [Remainder of page intentionally left blank; signatures follow on next page]

     IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   GUARANTORS:


                                   ---------------------------------------------

XFM -- Guaranty

                                                                       EXHIBIT D

                                        AGENT:

                                        [PATRIARCH PARTNERS AGENCY SERVICES,
                                        LLC]


                                        By:
                                            ------------------------------------
                                        [Name: Lynn Tilton
                                        Title: Manager]

                                    Exhibit A

                           Form of Joinder to Guaranty

     The undersigned, _____________, a ___________________, hereby joins in the execution of that certain Guaranty dated as of [__________] (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") issued and executed by each Person that is or becomes a Guarantor thereunder on and/or after the date and pursuant to the terms thereof to and in favor of Guarantied Party and the other Beneficiaries. By executing this Joinder, the undersigned hereby agrees that it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor. The undersigned agrees to be bound by all of the terms and provisions of the Guaranty and represents and warrants that the representations and warranties set forth in Section 3 of the Guaranty are, with respect to the undersigned, true, complete and correct as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Guaranty.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of _________, 200_.

                                        [Name of Guarantor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

XFM -- Guaranty

                                                                       EXHIBIT E

                                     Form of

                             Secretary's Certificate

                          Xinhua Finance Media Limited

                                 (the "Company")

Date: __________

We, Codan Trust Company (Cayman) Limited, being the Secretary of the Company, hereby certify in such capacity as follows:-

1. The copies of the documents listed below and attached to this certificate are true, correct, complete and in full force and effect as at the date hereof:

     (a)  the Certificate of Incorporation dated 7 November 2005; and

     (b) The Memorandum and New Articles of Association of the Company adopted on [__________].

2. The copies of the resolutions listed below and attached to this certificate are true, correct, complete and such resolutions have not been modified, amended or rescinded and remain in full force and effect as at the date hereof:

     (c) Written resolutions of the directors of the Company passed on [__________]; and

     (d) Written resolutions of the shareholder of the Company passed on [__________].


-------------------------------------
Codan Trust Company (Cayman) Limited
Secretary

XFM -- Guaranty

                                                                       EXHIBIT F

                                     FORM OF
                            CLOSING DATE CERTIFICATE

     This Closing Date Certificate (this "Certificate") is delivered pursuant to
Section 3.1(e) of that certain Credit Agreement, dated as of [____________], 2006 (the "Credit Agreement"), among Xinhua Finance Media Limited (the "Borrower"), the Subsidiaries of the Borrower that from time to time become guarantors thereunder, the financial institutions from time to time lenders thereunder (collectively, the "Lenders") and Patriarch Partners Agency Services, LLC, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

     The undersigned does hereby certify that:

     1. I am the duly elected [__________] of the Borrower.

     2. In my capacity as [__________] of the Borrower, I am qualified to and I have reviewed the Credit Agreement and each of the Credit Documents, and to the best of my knowledge after due inquiry each representation and warranty contained in each of the Credit Documents to which the Borrower is a party was correct in all material respects when made and is true and correct in all material respects as of the date hereof (except to the extent that any such representation and warranty expressly relates to a specific date, in which case such representation and warranty was correct in all material respects as of such date).

     3. To the best of my knowledge after due inquiry, the Borrower has performed, satisfied or complied in all material respects with all covenants, warranties and representations, conditions and other obligations to be performed, satisfied or complied with by it under the Credit Documents on or before the date hereof, and to the best of my knowledge after due inquiry no Default or Event of Default exists as of the date hereof.

     4. The proceeds of the Loans made on the Closing Date shall be used only in accordance with the provisions of Section 2.5 of the Credit Agreement.

                      [Signature page follows on next page]

XFM -- Guaranty

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of this [____________], 2006.

                                        ----------------------------------------
                                        [Name]

XFM -- Guaranty

                                                                       EXHIBIT G

                       FORM OF JOINDER TO CREDIT AGREEMENT

     The undersigned, _____________, a ___________________, hereby joins in the execution of that certain Credit Agreement, dated as of 16 March, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Xinhua Finance Media Limited (the "Borrower"), the Subsidiaries of the Borrower from time to time guarantors thereunder (collectively, the "Guarantors"), the lenders signatory thereto (together with any other financial institutions or investors from time to time signatory thereto, collectively, the "Lenders"), and Patriarch Partners Agency Services, LLC, as agent for the Lenders (in such capacity the "Agent") issued and executed by each Person that is or becomes a Guarantor thereunder on and/or after the date and pursuant to the terms thereof to. By executing this Joinder, the undersigned hereby agrees that it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor. The undersigned agrees to be bound by all of the terms and provisions of the Credit Agreement and represents and warrants that the representations and warranties set forth in
Section 4.1 of the Credit Agreement are, with respect to the undersigned, true, complete and correct as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of _________, 200_.

                                        [Name of  Guarantor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

XFM -- Guaranty

                                                                       EXHIBIT H

                          FORM OF ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between ________________________ (the "Assignor") and ___________________________ (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date to be inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective Commitments and Loans identified below (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

     1.   Assignor:            _________________________________________________

     2.   Assignee:            _________________________________________________

     3.   Borrower:            Xinhua Finance Media Limited

     4.   Agent:               Patriarch Partners Agency Services, LLC

     5.   Credit Agreement:    Credit Agreement, dated as of [_______], 2006 (as
                               amended, restated, supplemented or otherwise modified from time to time, the "Credit
                               Agreement"), among Xinhua Finance Media Limited
                               (the "Borrower"), the Subsidiaries of the

XFM -- Guaranty

                               Borrower from time to time guarantors thereunder (collectively, the "Guarantors"), the lenders signatory thereto (together with any other financial institutions or investors from time to time signatory thereto, collectively, the "Lenders"), and Patriarch Partners Agency Services, LLC, as agent for the Lenders (in such capacity the "Agent").

     6.   Assigned Interest:   _________________________________________________

             AGGREGATE AMOUNT OF
             COMMITMENT/LOANS OF
             THE ASSIGNOR PRIOR        AMOUNT OF       PERCENTAGE OF
COMMITMENT    TO GIVING EFFECT     COMMITMENT/LOANS     COMMITMENT/
 ASSIGNED     TO THE ASSIGNMENT        ASSIGNED       LOANS ASSIGNED
----------   -------------------   ----------------   --------------
Term Loan

     7.   Effective Date: _______ ___, 200_

  [Remainder of page intentionally left blank; signature follows on next page]

XFM -- Guaranty

     The terms set forth in this Assignment are hereby agreed to:

                                        ASSIGNOR:

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE:

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted and Consented to this ____ day of ______________, 200__:

PATRIARCH PARTNERS AGENCY SERVICES,
LLC, as Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

XFM -- Guaranty

                                     ANNEX 1

                                       TO

                              ASSIGNMENT AGREEMENT

                          STANDARD TERMS AND CONDITIONS

     1. Representations and Warranties and Covenants.

(a) Assignor. The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest, (B) it owns the Assigned Interest free and clear of all Liens, security interests and other encumbrances in favor of any third party, and it has not executed any prior assignment or pledge of the Assigned Interest, or any Lien or other rights, privileges or interests arising under the Credit Agreement or any of the other Credit Documents, (C) it has the full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, and (D) this Assignment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (x) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (y) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Assignor and the Assignee), and (z) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in this Agreement; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document,
(B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document, or any Collateral thereunder, (C) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or any other Credit Document, or (D) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Credit Document.

(b) Assignee. The Assignee (i) represents and warrants that (A) it has the full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) this Assignment constitutes its legal, valid and binding obligation,

XFM -- Guaranty
enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (x) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (y) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Assignor and the Assignee), and (z) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in this Agreement, (C) it meets all requirements of an Eligible Assignee under the Credit Agreement, (D) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (E) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) thereof, as applicable, and such other documents and other information as it has deemed appropriate to make its own credit analysis and decision, and (F) if it is a Lender which is organized in a jurisdiction other than the United States or a political subdivision thereof, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (ii) agrees that (A) it will, independently and without reliance on the Agent, the Assignor or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, and
(B) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and assigns. Delivery of an executed counterpart of this Assignment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Assignment. Any party delivering an executed counterpart of this Assignment by facsimile also shall deliver an original executed counterpart of this Assignment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

XFM -- Guaranty

                                                                       EXHIBIT I

                                 FORM OF OPINION

XFM -- Guaranty

[16] March 2006

Patriarch Partners Media Holdings, LLC    DIRECT LINE: 2842 9531
c/o Patriarch Partners, LLC               E-MAIL:      anna.chong@conyersdillandpearman.com
40 Wall Street, 25thFloor                 OUR REF:     #890621/209625
New York, NY 10005                        YOUR REF:

Patriarch Partners Agency Services, LLC
227 West Trade Street, Suite 1400
Charlotte, North Carolina  28202

Dear Sirs

MING SHING INTERNATIONAL LIMITED
UPPER WILL ENTERPRISES LIMITED (TOGETHER, THE "COMPANIES")

XFM -- Guaranty

We have acted as special legal counsel in the British Virgin Islands to Xinhua Finance Media Limited ("XFM") in connection with:

i. a credit agreement (the "Credit Agreement") dated [16] March 2006 among XFM, the Companies, Active Advertising Agency Limited (together with the Companies, the "Pledgors"), Patriarch Partners Media Holdings, LLC (the "Lender") and Patriarch Partners Agency Services, LLC (the "Agent);

ii. a guaranty (the "Guaranty") dated [16] March 2006 by Ming Shing International Limited (the "Ming Shing Guaranty");

iii. a guaranty (the "Guaranty") dated [16] March 2006 by Upper Will Enterprises Limited (the "Upper Will Guaranty" and together with the Ming Shing Guaranty, the "Guaranties");

iv. a security agreement (the "Debt Security Agreement") dated [16] March 2006 among XFM, the Pledgors and the Agent;

v. a pledge agreement (the "Debt Pledge Agreement") dated [16] March 2006 among XFM, Ming Shing International Limited, Active Advertising Agency Limited and the Agent;

vi. a security agreement (the "Equity Security Agreement") dated [16] March 2006 among the XFM, the Pledgors and Patriarch Partners Media Holdings, LLC (the "Investor");

vii. a pledge agreement (the "Equity Pledge Agreement") dated [16] March 2006 among XFM, Ming Shing International Limited, Active Advertising Agency Limited and the Investor;

viii. a share mortgage (the "Debt Share Mortgage") dated [16] March 2006 between Upper Will Enterprises Limited ("Upper Will") and the Lender; and

ix. a share mortgage (the "Equity Share Mortgage") dated [16] March 2006 between Upper Will Enterprises Limited ("Upper Will") and the Agent.

The Debt Share Mortgage and the Equity Share Mortgage are together the "Share Mortgages".

For the purposes of giving this opinion, we have examined the following documents:

(i)  a copy of the signed Credit Agreement;

(ii) a copy of the signed Ming Shing Guarantee;

(iii) a copy of the signed Upper Will Guarantee;

(iv) a copy of the signed Debt Security Agreement;

(v)  a copy of the signed Debt Pledge Agreement;

(vi) a copy of the signed Equity Security Agreement;

(vii) a copy of the signed Equity Pledge Agreement;

(viii) a copy of the signed Debt Share Mortgage; and

(ix) a copy of the signed Equity Share Mortgage.

The documents listed in items (i) through (ix) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the articles of association of the Companies, as obtained from the Registrar of Corporate Affairs on 3 March 2006, minutes of meetings of the directors of each of the Companies dated [16] March 2006 and written resolutions of their shareholders, each passed on [16] March, 2006 (the "Minutes"), the two certificates of good standing in respect of the Companies issued by the Registrar of Corporate Affairs on 3 March 2006 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Companies, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Companies, and the physical delivery thereof by the Companies with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York (the "New York Laws") of the documents listed in items (i) through (vii) above which are expressed to be governed by New York Laws in accordance with their respective terms; (i) the validity and binding effect under New York Laws of the submission by the Companies pursuant to the documents listed in items (i) through (vii) above to the exclusive jurisdiction of the state and federal courts located within the county of New York, State of New York (the "New York Courts"); (j) the validity and binding effect under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (the "Hong Kong Laws") of the Share Mortgages which are expressed to be governed by Hong Kong Laws in accordance with their respective terms; (k) the validity and binding effect under Hong Kong Laws of the submission by Upper Will pursuant to the Share Mortgages to the non-exclusive jurisdiction of the courts of Hong Kong (the "Hong Kong Courts") (the New York Laws and the Hong Kong Laws are collectively referred to as the "Foreign Laws" and the New York Courts and the Hong Kong Courts are collectively referred to as the "Foreign Courts") and (j) that on the date of entering into the Documents the Companies are and after entering into the Documents will be able to pay their liabilities as they become due.

The obligations of the Companies under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court, whether or not it was applying the respective Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Companies.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Companies are duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2. The Companies have the necessary corporate power and authority to enter into and perform their obligations under the Documents. The execution and delivery of the Documents by the Companies and the performance by the Companies of their obligations thereunder will not violate the memorandum of association or articles of association of the Companies nor any applicable law, regulation, order or decree in the British Virgin Islands.

3. The Companies have taken all corporate action required to authorise their execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Companies, and constitute the valid and binding obligations of the Companies in accordance with their respective terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the British Virgin Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

5. It is not necessary or desirable to ensure the enforceability in the British Virgin Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the British Virgin Islands. However, to the extent that any of the Documents creates a charge over assets of the Companies, it may be desirable to ensure the priority in the British Virgin Islands of the charge that it be registered in the Register of Mortgages, Charges and other Encumbrances of the Companies at their registered offices in accordance with Section 70A of the International Business Companies Act (Cap. 291) (the "Act") and that a copy of such register be registered by the Registrar of Corporate Affairs pursuant to Section 111A of the Act. On registration in the Register of Mortgages, Charges and Other Encumbrances, to the extent that British Virgin Islands law governs the priority of a charge, such charge will have priority in the British Virgin Islands over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A fee of $50 will be payable in respect of the registration by the Registrar of Corporate Affairs pursuant to Section 111A of the Act.

     While there is no exhaustive definition of a charge under British Virgin Islands law, a charge normally has the following characteristics:

     (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

     (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

     However, as the Documents are governed by the respective Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the respective Foreign Laws.

6. The Documents will not be subject to ad valorem stamp duty in the British Virgin Islands.

7. The choice of the respective Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands. The submission in the documents listed in items (i) through (vii) above to the exclusive jurisdiction of the New York Courts is valid and binding upon the Companies. The submission in the Share Mortgages to the non-exclusive jurisdiction of the Hong Kong Courts is valid and binding upon Upper Will.

8. The courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the respective Foreign Courts against the Companies based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and
     (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

9. Based solely on a search of the public records in respect of the Companies maintained at the offices of the Registrar of Corporate Affairs at 11:00am on 14 March 2006 which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Index of Civil Suits maintained at the Supreme Court Registry, Road Town, Tortola British Virgin Islands conducted at 3:00pm on 14 March 2006 (which would not reveal details of proceedings which have been filed but not actually entered in the Index of Civil Suits at the time of our search), there are no judgments against any of the Companies, nor any legal or governmental proceedings pending in the British Virgin Islands to which any of the Companies is subject, and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, any of the Companies (however, it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but only gives rise to penalties on the part of the receiver).

Yours faithfully

CONYERS DILL & PEARMAN

[16] March 2006

Patriarch Partners Media Holdings, LLC    DIRECT LINE: 2842 9531
c/o Patriarch Partners, LLC               E-MAIL:      anna.chong@conyersdillandpearman.com
40 Wall Street, 25thFloor                 OUR REF:     M#870617/209621
New York, NY 10005                        YOUR REF:

Patriarch Partners Agency Services, LLC
227 West Trade Street, Suite 1400
Charlotte, North Carolina  28202

Dear Sirs

XINHUA FINANCE MEDIA LIMITED (THE "COMPANY")

We have acted as special legal counsel in the Cayman Islands to the Company in connection with (i) a credit agreement (the "Credit Agreement") dated [16] March 2006 among the Company, the Guarantors named therein, Patriarch Partners Media Holdings, LLC (the "Lender") and Patriarch Partners Agency Services, LLC (the "Agent) and (ii) a share purchase agreement (the "Share Purchase Agreement") dated [16] March 2006 between the Company and Patriarch Partners Media Holdings, LLC (the "Investor") in connection with the issue of convertible preferred shares ("Convertible Preferred Shares") in the capital of the Company.

For the purposes of giving this opinion, we have examined the following documents:

(i)  a copy of the signed Credit Agreement;

(ii) a copy of the signed Note dated [16] March 2006 by the Company;

(iii) a copy of a signed security agreement (the "Debt Security Agreement") dated [16] March 2006 among the Company, the other Grantors named therein and the Agent;

(iv) a copy of a signed pledge agreement (the "Debt Pledge Agreement") dated [16] March 2006 among the Company, the other Pledgors named therein and the Agent;

(v)  a copy of the signed Share Purchase Agreement;

(vi) a copy of a signed security agreement (the "Equity Security Agreement") dated [16] March 2006 among the Company, the other Grantors named therein and the Investor;

(vii) a copy of a signed pledge agreement (the "Equity Pledge Agreement") dated [16] March 2006 among the Company, the other Pledgors named therein and the

     Investor;

(viii) a copy of a signed investor rights agreement (the "Investor Rights Agreement") dated [16] March 2006 among the Company, the Investor and Xinhua Finance Limited;

(ix) a share mortgage (the "Debt Share Mortgage") dated [16] March 2006 between the Company and the Lender; and

(x) a share mortgage (the "Equity Share Mortgage") dated [16] March 2006 between the Company and the Agent.

The Debt Share Mortgage and the Equity Share Mortgage are together the "Share Mortgages".

The documents listed in items (i) through (x) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the Memorandum and Articles of Association of the Company, minutes of a meeting of its directors and written resolutions of its shareholders, each passed on [16] March 2006 (the "Minutes"), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 2 March 2006 (the "Certificate Date") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York (the "New York Laws") of the documents which are expressed to be governed by New York Laws in accordance with their respective terms; (i) the validity and binding effect under the New York Laws of the submission by the Company pursuant to the documents referred to in items (i) through

(viii) above to the exclusive jurisdiction of the state and federal courts located within the County of New York, State of New York (the "New York Courts"); (j) the validity and binding effect under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (the "Hong Kong Laws") of the Share Mortgages which are expressed to be governed by Hong Kong Laws in accordance with their respective terms; (k) the validity and binding effect under Hong Kong Laws of the submission by the Company pursuant to the Share Mortgages to the non-exclusive jurisdiction of the courts of Hong Kong (the "Hong Kong Courts") (the New York Laws and the Hong Kong Laws are collectively referred to as the "Foreign Laws" and the New York Courts and the Hong Kong Courts are collectively referred to as the "Foreign Courts") and (k) that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its liabilities as they become due.

The term "enforceable" as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances. In particular, the obligations of the Company under the Documents and the rights attaching to the Convertible Preferred Shares and the Common Shares (as defined in the Articles of Association of the Company) (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction; and (f) in the case of the Share Purchase Agreement, may be subject to the common law rule that damages against the Company are only available when the Investor rescinds the Share Purchase Agreement. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event or default or to pay a specified rate or interest on the amount of a judgment after the date of judgement. In addition, any provision expressly or impliedly providing that certain statements, calculations and/or certificates are incorrect on their face or fraudulent will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party. We express no opinion in respect of the enforceability of any provision in the Documents which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2. The authorised share capital of the Company as at the date hereof is US$100,000 divided into 978,000,000 Common Shares of a nominal or par value of US$0.001 each and 22,000,000 Preferred Shares of a nominal or par value US$0.001 each. Based on the share register of the Company, 2,000 Common Shares are issued and outstanding as at the date hereof.

3. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the Memorandum or Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands.

4. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

5. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

6. It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands. However, to the extent that any of the Documents creates a charge over assets of the Company, the Company and its Directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law. While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

     (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

     (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

     However, as the Documents are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

7. The Documents will be subject to nominal stamp duty if they are executed in or brought into the Cayman Islands but will otherwise not be subject to stamp duty.

8. The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The submission in the documents listed in items (i) through (vii) above to the exclusive jurisdiction of the New York Courts is valid and binding upon the Company. The submission in the Share Mortgages to the non-exclusive jurisdiction of the Hong Kong Courts is valid and binding upon the Company.

9. The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment;
     (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

10. The Convertible Preferred Shares, when issued and paid for in accordance with the Share Purchase Agreement, will be validly issued, fully paid and non-assessable (which terms when used herein means that no further sums are required to be paid by the holder thereof in connection with the issue thereof). The Convertible Preferred Shares and the Common Shares (as defined as aforesaid) will benefit from such rights and entitlements and be bound by such obligations as are ascribed thereto and imposed thereon in the Articles of Association of the Company (including the Schedules thereto) which rights and obligations, and in particular the rights and obligations set out in Schedule 2 to the Articles of Association, are enforceable in accordance with the terms thereof, including by the holders of the Convertible Preferred Shares, and will constitute valid and binding obligations of the Company and its members.

11. Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at 3.15pm on 14 March 2006, (which would not reveal details of proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings, nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

Yours faithfully
Conyers Dill & Pearman

Our Email Address : cng@prestongates.com
Direct Line       : (852) 2230-3558
Our Ref           : 49528-00025/CSMN/ewcm
Date              : 16 March 2006

PRIVILEGED & CONFIDENTIAL

PATRIARCH PARTNERS MEDIA HOLDINGS, LLC
40 Wall Street, 25th Floor
New York, NY 10005

and

PATRIARCH PARTNERS AGENCY SERVICES, LLC
227 West Trade Street, Suite 1400
Charlotte, North Carolina  28202

Dear Sirs

RE: ACTIVE ADVERTISING AGENCY LIMITED (THE "ACTIVE ADVERTISING") ECONWORLD
    MEDIA LIMITED ("ECONWORLD") (Active Advertising and EconWorld collectively the "COMPANIES" and each one a "COMPANY" as the context requires)

We are lawyers qualified to practice law in the Hong Kong Special Administrative Region of the People's Republic of China ("HONG KONG") and we act as Hong Kong legal advisers on the instructions of Xinhua Finance Media Limited ("XFM"). We have been asked to provide you with this legal opinion in connection with:

(1) the credit agreement (the "CREDIT AGREEMENT") dated 16 March 2006 among (1) XFM as borrower, (2) the subsidiaries of XFM from time to time as guarantors, (3) Patriarch Partners Media Holdings, LLC (the "LENDER"); and
     (4) Patriarch Partners Agency Services, LLC (the "Agent") as agent for the Lenders;

(2) the guaranty ("GUARANTY") dated 16 March 2006 made by the Active Advertising as a guarantor;

(3) the share purchase agreement dated 16 March 2006 (the "SHARE PURCHASE AGREEMENT") between XFM and the Lender;

(4) the security agreement dated 16 March 2006 among the Active Advertising, the other Grantors named therein and the Agent (the "DEBT SECURITY AGREEMENT");

(5) the security agreement dated 16 March 2006 among the Active Advertising, the other Grantors named therein and the Lender (the "EQUITY SECURITY

     AGREEMENT");

(6) the share mortgage dated 16 March 2006 made by Upper Will Enterprises Limited ("UPPER WILL") as mortgagor in favour of the Agent (the "UPPER WILL DEBT MORTGAGE") of shares in the capital of Active Advertising;

(7) the share mortgage dated 16 March 2006 made by Upper Will as mortgagor in favour of the Lender (the "UPPER WILL EQUITY MORTGAGE") of shares in the capital of Active Advertising;

(8) a Share Mortgage dated 16 March 2006 made by XFM as a mortgagor in favour of the Lender (the "XFM EQUITY MORTGAGE") of shares in EconWorld; and

(9) a Share Mortgage dated 16 March 2006 made by XFM as a mortgagor in favour of the Agent (the "XFM DEBT MORTGAGE") of shares in EconWorld.

                                  A. DOCUMENTS

For the purposes of rendering this opinion, we have reviewed and relied upon either the originals or copies of the following documents:

1.   a copy of the executed Credit Agreement;

2.   a copy of the executed Guaranty;

3.   a copy of the executed Share Purchase Agreement;

4.   a copy of the executed Debt Security Agreement;

5.   a copy of the executed Equity Security Agreement;

6.   a copy of the executed Upper Will Debt Mortgage;

7.   a copy of the executed Upper Will Equity Mortgage;

8.   a copy of the executed XFM Debt Mortgage;

9.   a copy of the executed XFM Equity Mortgage;

10.  a copy of the certificate of incorporation of each of the Companies;

11. a copy of the memorandum and articles of association of each of the Companies;

12.  copies of the registers of directors and members of each of the Companies;

13. a copy of the resolutions of the directors of Active Advertising approving the form, contents and execution of the Credit Agreement and the Guaranty (the "RESOLUTIONS");

14. results of a company search conducted at the Hong Kong Companies Registry in respect of each of the Companies on 16 March 2006;

15. the results of a compulsory winding-up search conducted at the Hong Kong Official Receiver's Office in respect of each of the Companies on 16 March 2006;

Items 1 to 13 above are collectively referred to as the "DOCUMENTS". Items 1 to 5 above are collectively referred to as the "TRANSACTION DOCUMENTS"; Items 6 to 9 above shall be collectively referred to as the "SECURITY DOCUMENTS". We have relied exclusively upon the above documents without independent investigation for the purposes of providing our opinions expressed below.

B.   FACTS AND ASSUMPTIONS

For the purposes of rendering this opinion we have assumed without further enquiry:

1. each party to the Documents (except the Companies) has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Documents to which it is a party;

2. all signatures, stamps and seals are genuine, all original Documents are authentic and all copy Documents are complete and conform to the originals;

3. the conformity with the originals of all Documents submitted to us as copies and the authenticity of such originals;

4.   all Documents have been signed and sealed where indicated;

5.   the genuineness of all signatures and seals;

6. all facts and information stated or given in the Documents are true and correct through the date of the Documents;

7. the accuracy and completeness of all corporate minutes, resolutions and records which we have reviewed and that the same remain in full force and effect and unamended through the date of the Documents;

8. there have been no amendments to the memorandum and/or articles of association of either of the Companies;

9. the resolutions passed under the Resolutions were duly passed at a properly convened meeting of duly appointed directors of the Companies and have not been amended or rescinded and are in full force and effect;

10. there has been no alteration in the status or condition of the Companies as disclosed by the searches referred to in Section A above; and

11. in respect of any Credit Party (as defined in the Credit Agreement) to any of the Transaction Documents save for the Companies (each, an "OFFSHORE COMPANY"):

     (a) the Offshore Company is incorporated and validly existing in a jurisdiction other than Hong Kong;

     (b) the Offshore Company is not registered to carry on and does not carry on any business in Hong Kong;

     (c) the Offshore Company does not have a place of business or permanent establishment in Hong Kong;

     (d) the execution of the Transaction Documents by an Offshore Company has been duly authorized and executed under the laws of its jurisdictions of incorporation and existence;

     (e) the Offshore Company has authorized a signatory in Hong Kong to execute the Transaction Documents;

     (f) the Offshore Company retains an agent in the Cayman Islands (in respect of XFM) or the British Virgin Islands (in respect of Ming Shing, Upper Will and Upper Step) each of which has an office in Hong Kong to maintain a duplicate register of members and other corporate documents in Hong Kong; and

     (g) aside from the matters set out in sections 11(a)-(f) above, the Offshore Company have no nexus to Hong Kong.

C.   OPINIONS

Based on the above and subject to the qualifications expressed below, we are of the following opinion on the basis of Hong Kong laws as they exist on the date hereof that:

1. The Companies are each Companies duly incorporated and validly existing in Hong Kong and has the capacity and power to enter into the Transaction Documents to which they are a party and exercise their respective rights and perform their respective obligations under the same.

2. All corporate action required to authorise the execution by the Companies of the Transaction Documents to which they are a party and the exercise by them of their rights and the performance by it of its obligations under the Transaction Documents to which it is a party have been duly taken.

3. The respective obligations expressed to be assumed by the Companies in the Transaction Documents to which they are a party constitute the legal, valid, binding obligations of the Companies enforceable in accordance with their terms under the laws of Hong Kong.

4. No further acts, conditions or things (including any consents or approvals by any governmental authority of Hong Kong) are required under the laws of Hong Kong to be done, fulfilled or performed in connection with the execution, delivery, performance or enforcement of the Security Documents.

5. The execution, delivery and performance by the Companies of the Transaction Documents to which they are a party will not contravene (i) their respective certificates of incorporation or memorandum and articles of association; or (ii) any law, regulation, ordinance, decree, public policy or authorisation to which each Company is subject in Hong Kong.

7. It is not necessary under the laws of Hong Kong in order to ensure the validity, effectiveness and enforceability of the Security Documents that they be filed, registered or recorded in any public or other office or register.

9. The choice of New York law as the governing law of the Transaction Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Hong Kong.

10. There are no judgments, legal or governmental proceedings or petitions to wind up either of the Companies pending in the Hong Kong Official Receiver's Office to which the Companies are subject.

11. Each Transaction Document to which the Companies are a party has been duly executed and delivered by such Company.

12. Each Transaction Document to which any of the Offshore Companies are a party have been duly executed under the laws of Hong Kong to the extent, if any, that Hong Kong laws apply to determine the due execution of them.

D.   QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

1. the opinions given in this opinion relate only to Hong Kong laws as applied by the Hong Kong courts as at the date of this letter. We express no opinion on the laws of any other jurisdiction;

2. the enforceability of the documents may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor's rights;

3. a court may exercise discretion in the granting of equitable remedies such as specific performance and injunction;

4. the enforceability of the documents may be limited by general principles of law and equity relating to the conduct of the respective parties prior to execution of or in the administration or performance of the documents, including, without limitation, (i) undue influence, unconscionability, duress, misrepresentation and deceit, (ii) estoppel and waiver, (iii) laches, and (iv) reasonableness and good faith in the exercise of discretionary powers;

5. a court may decline to accept the factual and legal determinations of a party notwithstanding that a contract or instrument provides that the determinations of that party shall be conclusive;

6. we express no opinion as to the enforceability of any provision of a document that is inconsistent with any provision of any other document except, where that inconsistency is addressed by a paramountcy clause, the paramountcy clause would be enforceable;

7. in this opinion "ENFORCEABLE" means that an obligation is of a type which the Hong Kong courts enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the relevant document. In particular:

     (a) the power of a Hong Kong court to order specific performance of an obligation or other equitable remedy is discretionary and accordingly a Hong Kong court might make an award of damages where specific performance of an obligation or other equitable remedy is sought;

     (b) where any party to the documents is vested with a discretion or may determine a matter in its opinion, that party may be required to exercise its discretion in good faith, reasonably and for a proper purpose, and to form its opinion in good faith and on reasonable grounds;

     (c) enforcement may be limited by the provisions of Hong Kong law applicable to agreements held to have been frustrated by events happening after their execution;

     (d) claims may become barred under the Limitation Ordinance (Cap.347) or may be or become subject to a defence of set-off or counterclaim;

     (e) a Hong Kong court may stay proceedings if concurrent proceedings are being brought elsewhere and may decline to accept jurisdiction in certain cases;

     (f) a party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by a misrepresentation and Hong Kong courts will generally not enforce an obligation if there has been fraud;

     (g) whilst an English or a Hong Kong court has power to give judgment in a currency other than pounds sterling or, as the case may be, Hong Kong dollars, it has the discretion to decline to do so; and

     (h) any provisions providing that any calculation, determination or certification is to be conclusive and binding may not be effective if such calculation, determination or certification is fraudulent or manifestly incorrect and an English or a Hong Kong court may regard any certification, determination or calculation as no more than prima facie evidence.

8. The parties to a document may be able to amend that document by oral agreement despite any provision to the contrary.

E.   GENERAL

This opinion is provided in connection with the satisfaction of conditions precedent under the Credit Agreement and is addressed to you only. It may not, without our prior written consent, be relied on for any other purpose or by any other person or be delivered or disclosed to or relied upon by any other person.

Yours faithfully

PRESTON GATES & ELLIS

                                                               March _____, 2006

Patriarch Partners Media Holdings, LLC
[address]

Ladies and Gentlemen:

     We have acted as special legal counsel in the United States to Xinhua Finance Media Limited (the "Company") in connection with (i) a Credit Agreement (the "Credit Agreement") dated [___________], 2006 among the Company, the Guarantors named therein, Patriarch Partners Media Holdings, LLC (in that capacity, the "Lender") and Patriarch Partners Agency Services, LLC (the "Agent) and (ii) a Share Purchase Agreement (the "Share Purchase Agreement") dated [_____________], 2006 between the Company and Patriarch Partners Media Holdings, LLC (in that capacity the "Investor") in connection with the issue of the Company's convertible preferred shares ("Convertible Preferred Shares"). This opinion letter is being delivered pursuant to Section 3.1(m) of the Credit Agreement and Section 7(a)(iv) of the Share Purchase Agreement.

     For the purposes of giving this opinion, we have examined executed copies of the following documents:

     (i)  Credit Agreement;

     (ii) Security Agreement (Debt) dated [______________], 2006 among the Company, the other Grantors named therein and the Agent named therein (the "Security Agreement");

     (iii) Pledge Agreement (Debt) dated [______________], 2006 among the Company, the other Pledgors named therein and the Agent (the "Pledge Agreement");

     (iv) Share Purchase Agreement;

     (v) Equity Security (Equity) dated [______________], 2006 among the Company, the other Grantors named therein and the Investor (the "Equity Security");

     (vi) Pledge Agreement (Equity) dated [______________], 2006 among the Company, the other Pledgors named therein and the Investor (the "Equity Pledge");

     (vii) Investor Rights Agreement dated [______________], 2006 among the Company, the Investor and Xinhua Finance Limited;

     (viii) Uniform Commercial Code Financing Statement naming the Company as debtor and the Agent as secured party;

     (ix) Uniform Commercial Code Financing Statement naming the Company as debtor and the Lender as secured party;

     The Uniform Commercial Code financing statements described in items (viii) and (ix) are referred to as the "UCCs".

     The documents listed in items (i) through (ix) above are collectively referred to as the "Transaction Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

     Subject to the Qualifications defined and set forth below, we are of the opinion that:

     (1) Each of the Transaction Documents, when duly delivered by the Company, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (2) The offer and sale of the Convertible Preferred Shares to the Purchaser in accordance with the terms of the Share Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), assuming: (i) the accuracy of the representations of the Purchaser in the Share Purchase Agreement, (ii) the facts and circumstances are as contemplated in the Share Purchase Agreement, and (iii) the sale of Convertible Preferred Shares under the Share Purchase Agreement is not integrated with any other securities offering of the Company.

     (3) Assuming (i) through (ii) of Item 2 above, no approval, consent of or filing with any U.S. federal regulatory authority is required in connection with the offer, sale and issuance of the Purchased Shares to the Purchasers other than the filing of a Form D with the U.S. Securities and Exchange Commission.

     (4) The Company is not and, immediately after giving effect to the offering and sale of the Securities and the receipt of the proceeds thereof, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     (5) The UCCs are in a form that, upon tender of the proper filing fee and the proper communication (as described in section 9-516 of the Uniform Commercial Code as adopted in the State of New York (the "New York UCC")) of the UCCs with the Recorder of Deed of the District of Columbia ("DC Filing Office"), will create a perfected security interest in such of the property described in the UCCs as can be perfected by the filing of the UCCs with the DC Filing Office.

     (6) The Security Agreement, the Equity Security and the Pledge Agreement and Equity Pledge taken togeter create a security interest in so much of the property ("Collateral") described in such documents as constitute personal property under Article 9 of the New York UCC.

     Our opinion numbers 5 and 6 are based solely on a review of the New York UCC. We have not reviewed any commentary to the New York UCC or any case law or other interpretations of the New York UCC (the "Other Authorities"). We advise you that our


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

opinion numbers 5 and 6 above might be further limited or qualified were we to undertake review of the Other Authorities.

     The forgoing opinions are subject to the assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations set forth below (the "QUALIFICATIONS"). The law covered by the opinions expressed herein is limited to the laws of the State of New York, and the Securities Act, in each case as limited by the Qualifications ("COVERED LAW"). In rendering our opinions above, we have not considered and no opinion is given with respect to the laws of any other jurisdiction, including, without limitation, whether compliance or non- compliance by any party to the Transaction Documents with the laws of any other jurisdiction may qualify, preclude, limit or provide a defense to enforceability of those instruments. To the extent that the matters addressed in our opinions are governed by laws other than the Covered Law, we have assumed that such other laws are identical in all material respect to the law of the State of New York. In addition to the foregoing Qualifications, this letter is subject to the following additional Qualifications:

     (a) We have assumed that (i) each natural person who has executed a document submitted to us for review has sufficient legal capacity to execute and deliver such document and to enter into and perform his or her obligations set forth therein or to carry out his or her role in it, if any; (ii) each Transaction Document has been duly and validly authorized, executed and delivered by the parties thereto; (iii) each document submitted to us for review in connection with this letter is accurate and complete, with all blanks completed and schedules and exhibits attached each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and
(iv) the documents issued by state officials are accurate, complete, and authentic and all official public records in them are accurate, complete and properly indexed and referenced.

     (b) With respect to our opinion in Item 1 above, we have further assumed that the Company has power and authority to enter into binding agreements and perform them and that the execution, delivery and performance of the Transaction Documents by the Company will not violate or conflict with, result in a breach of, or constitute a default under, (i) its organizational and governance documents, (ii) any agreement or instrument to which it is bound or its property or assets subject, (iii) any order, decision, judgment or decree that may be applicable to it or its property or assets, or (iv) any law or governmental rule or regulation that may be applicable to it or its properties or assets.

     (c) With respect to our opinion expressed in Item 1 above, to the extent relating to the choice of New York law and submission to the jurisdiction and venue of a New York State court, we limit our opinion to analysis of Sections 5-1401 and 5-1402 of the New York General Obligations Law and have assumed that the choice of New York law and venue in a New York State court would not be unreasonable or unjust under the circumstances, and that there has not been any fraud or overreaching by the party selecting to enforce such provisions. We express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. section 1332 does not exist. We note that any designation of a U.S. federal court sitting in a particular location is subject to the power


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

of such court to transfer such action or proceeding pursuant to 28 U.S.C.
section 1404(a) or to dismiss such action or proceeding on the grounds that such federal court is an inconvenient forum for such action or proceeding.

     (d) With respect to our opinion in Items 5 and 6 above we assume the following:

          (i) The Collateral in which the Agent is to acquire a security interest under the Transaction Documents is not used principally or primarily for agricultural purposes or primarily for personal, family or household purposes;

          (ii) The descriptions of the Collateral in the Transaction Documents and the UCCs (and any schedule thereto) accurately and sufficiently describe the property intended to be covered thereby to provide notice to third parties of the liens and security interests provided by the Transaction Documents;

          (iii) The Company has rights or the power to transfer rights (within the meaning of Section 9-203(b)(2) of the New York UCC), in each item of Company's Collateral existing on the date of this opinion, and Company will have rights in each item of Collateral arising after the date of this opinion;

          (iv) The UCCs correctly identify: (a) the name of the secured party of record within the meaning of Section 9-511 of the New York UCC and (b) the secured party's mailing address within the meaning of Section 9-516(b)(4) of the New York UCC;

          (v) None of the Collateral constitutes property in which it is illegal or violative of any laws or regulations for the Company to hold or to grant a lien or security interest by reason of such Collateral or proceeds of such Collateral deriving from or being deemed to derive from the proceeds of wrongdoing or being otherwise illegal.

     (e) The Agent and the Lender have satisfied all legal requirements applicable to them (if any) that relate to their ability to enforce the Transaction Documents;

     (f) The initial loan has been made in accordance with the terms of the Credit Agreement;

     (g) Neither the Agent nor the Lender has any notice of any defense against the enforcement of the Transaction Documents;

     (h) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

     (i) There are no agreements or understandings among the parties, written or


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

oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents; that each condition, if any, pertinent to delivery of any Transaction Documents has been satisfied and that the schedules and exhibits referred to in any of the Transaction Documents are each completed correctly, consistent with the document to which it relates and to the mutual satisfaction of the parties to the Transaction Documents;

     (j) Each of the Agent and the Lender will sell, assign, participate or otherwise transfer any of its respective interests in Transaction Documents only in compliance with all applicable laws and regulations, including, without limitation, all applicable securities laws and regulations;

     (k) Each party to the Transaction Documents and its assigns will not in the future take any discretionary acts (including a decision not to act) permited under the Credit Agreement or other Transaction Documetns that would result in violation of law or constitute a breach or default under any other agreement or court order;

     (l) Each party to the Transaction Documents and its assigns will obtain all permits and government approvals required in the future, and take all actions similarly required, relevant to consummation of the transaction or performance of the Transaction Documents;

     (m) To the extent that the Company is pledging or mortgaging property, interests in property or rights to Agent or Lender, the Company owns all property, interests in property, and rights purported to be pledged or mortgaged the Company in the Transaction Documents, free and clear of any claims, liens, restrictions, security interests, or other interests or rights of any person, other than Agent and Lender, except as specified to the contrary in the Transaction Documents;

     (n) No interest, charges, fees, or other benefits or compensation in the nature of interest will be paid or charged in connection with the loans under the Credit Agreement, other than those that Company has specifically agreed in writing in the Transaction Documents to pay to Lender;

     (o) Our opinions are subject to the effect of general rules of contract law limiting the recovery of damages to the extent the aggrieved party could have avoided damages by reasonable effort.

     (p) All parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of such agreements.

     (q) Except as expressly stated in this letter, we express no opinion with regard to any factual representation or the accuracy of any calculations, descriptions or facts contained in the Transaction Documents or in any document referenced in or related to the Transaction Documents.


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

     (r) We express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning election of remedies.

     (s) We advise you that the enforceability of the Transaction Documents is subject to (i) the effect of applicable state or federal bankruptcy, insolvency, conservatorship, receivership, seizure, liquidation, reorganization, moratorium, fraudulent conveyance or transfer, forfeiture, or similar laws affecting the rights of creditors generally, and (ii) the effect of rules of law or principles of equity, including, without limitation, concepts of materiality, good faith and fair dealing, commercial reasonableness, course of dealing and usage in trade, unconscionability, public policy, specific performance, injunctive relief, appointment of a receiver and other equitable remedies, and the discretion of the court before which proceedings may be brought to enforce or interpret the Transaction Documents, or any documents or instruments contemplated thereby.

     (t) We express no opinion with respect to the enforceability of any contractual provisions: (i) purporting to fix evidentiary standards or waiving or modifying constitutional provisions, court rules or statutes regarding litigation (including but not limited to service of process, jurisdiction, venue, and rights to a jury trial), (ii) waiving, releasing or imposing liability, where such provisions are in conflict with rights conferred by statute or other law, (iii) allowing a third party to take action as attorney-in-fact or otherwise for a party, (iv) broadly waiving rights or unknown future rights, (v) providing for the severability of clauses, (vi) making ineffective oral waivers or modifications, (vii) setting forth liquidated damages or other agreed upon damages which are deemed to constitute a penalty,
(viii) providing for payment of attorney fees, (ix) providing for conflicting terms (if any), (x) restricting competition or engagement in any area of business; (xi) waiving, releasing or imposing liability notwithstanding defenses or claims, where such provisions are unconscionable or against public policy, or
(xii) allowing extrajudicial setoff or setoff in circumstances not allowed by law.

     (u) Rights to indemnification and contribution may be limited by provisions of securities and environmental law and by principles governing the construction and interpretation of indemnity provisions.

     (v) This opinion is provided to you as a legal opinion only, not as a guaranty or warranty of the matters discussed in this letter. Our opinion is limited to the matters expressly stated in this letter and no other opinions may be implied or inferred;

     (w) We express no opinion as to any matter relating to:

          (i)  the financial status of the Company;


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

          (ii) the ability of the Company to meet its obligations under the Transaction Documents; or

          (iii) whether the Agent or the Lender is doing business in the State of New York.

     (x) We express no opinion as to creation or perfection of security interests except for the limited opinions contained in opinion numbers 5 and 6. We express no opinion as to matters of title, ownership, or priorities of security interests or liens nor, (except to the extent security interests in patents or trademarks may be perfected by the filing of the UCCs and are thus covered by the limited opinions contained in our opinion numbers 5 and 6) as to any matter pertaining to patents, trademark or copyright.

     (y) We express no opinion as to the following:

          (i) Perfection of any security interest in collateral represented by a certificate of title.

          (ii) The priority of any mortgage lien or security interest.

          (iii) The effect of, or compliance with, any land use, zoning, environmental, health and safety, building code or human disabilities laws, rules or regulations.

     (z) We except from our opinions and express no opinion as to the following:

          (i) The enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is (A) the United States of America (unless the same has been assigned to Lender pursuant to the Assignment of Claims Act of 1940, as amended, and all similar laws and regulations relating to the assignment or pledge thereof), or (B) any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

          (ii) Our opinions 5 and 6 set forth above are also subject to the effect of the limitations on the existence and perfection of security interests in proceeds which are not identifiable proceeds within the meaning of Section 9-315(b) of the New York UCC; (ii) the limitations in favor of buyers, lessees and licensees imposed by Sections 9-317, 9-318 and 9-320 of the New York UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 9-330 and 8-302 of the New York UCC; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) Section 547 of the Bankruptcy Code with respect to preferential transfers and Section 552 of the Bankruptcy Code;


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

          (iii) We further advise you (and our opinions are qualified by the fact) that the perfection of any security interests purported to be created under the Transaction Documents will be terminated (a) as to any collateral acquired or created more than four months after Company so changes its name, corporate identity (by merger or reincorporation, for example) as to make the UCCs for Company seriously misleading, unless an appropriate amendment and/or new financing statement indicating the new name and/or corporate identity of Company is properly filed before the expiration of such four months, and (b) as to assets that are not otherwise collateral under the Transaction Documents purchased by the Company with proceeds consisting of cash.

          (iv) Our opinions 5 and 6 set forth above are also subject to and qualified by the following: (i) failure to comply with the notifications requirements prior to the disposition of collateral set forth in Sections 9-611 through 9- 613 of the New York UCC may result in claims by other secured parties or impair the secured party's ability to seek a deficiency against the debtor or other obligors of the obligations secured by the collateral; and (ii) the rights of the secured party are limited by Section 9-602 of the New York UCC, the application of proceeds derived from a disposition of the collateral must be applied in accordance with Section 9-615 of the New York UCC, the debtor, any secondary obligor or other secured party or lienholder has rights to redeem the collateral as provided in Section 9-623 of the New York UCC, the liability of the secured party will be subject to Section 9-626(a)(3) of the Code, and Article 9 of the New York UCC will otherwise apply to the extent the terms of the Transaction Documents do not constitute a valid waiver or variation of the terms thereof.

     This letter may be relied upon by you, the addressee, only in connection with the Credit Agreement and the Share Purchase Agreement and the transactions contemplated thereby and may not be used or relied upon by you or by any other person for any purpose whatsoever without in each instance our prior written consent.

     The opinions contained in this letter are given as of the date of this letter. We hereby disclaim any obligation to notify any person after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

                                        Very truly yours,

                                        PRESTON GATES & ELLIS LLP


                                        By
                                           -------------------------------------


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